                                                                    Exhibit 99.1

                              Liberty Bancorp, Inc.

                                   Conversion

                                    Valuation

                                    Appraisal

                                February 17, 2006

                               As Amended 5/4/06

                                Table of Contents
                              Liberty Bancorp, Inc.
                                Liberty, Missouri


TABLE OF CONTENTS                                                              I

INTRODUCTION                                                                   1

1. OVERVIEW AND FINANCIAL ANALYSIS                                             4

   GENERAL OVERVIEW                                                            4
   HISTORY AND OVERVIEW                                                        5
   STRATEGIC DIRECTION                                                         6
   BALANCE SHEET TRENDS                                                        7
   LOAN PORTFOLIO                                                              9
   INVESTMENTS                                                                12
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                 13
   ASSET QUALITY                                                              14
   FUNDING COMPOSITION                                                        17
   ASSET/LIABILITY MANAGEMENT                                                 19
   NET WORTH AND CAPITAL                                                      20
   INCOME AND EXPENSE TRENDS                                                  21
   LEGAL PROCEEDINGS                                                          26
   SUBSIDIARIES                                                               26

2. MARKET AREA ANALYSIS                                                       27

3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                   30

   INTRODUCTION                                                               30
   SELECTION CRITERIA                                                         30
   OVERVIEW OF THE COMPARABLES                                                32

4. MARKET VALUE DETERMINATION                                                 35

   MARKET VALUE ADJUSTMENTS                                                   35
   FINANCIAL CONDITION                                                        36
   BALANCE SHEET GROWTH                                                       41
   EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                42
   MARKET AREA                                                                47

   CASH DIVIDENDS                                                             49
   LIQUIDITY OF THE ISSUE                                                     51
   RECENT REGULATORY MATTERS                                                  52

5. OTHER FACTORS                                                              53

   MANAGEMENT                                                                 53
   SUBSCRIPTION INTEREST                                                      54
   VALUATION ADJUSTMENTS                                                      55

6. VALUATION                                                                  56

   DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES                          56
   EVALUATION OF THE EXCHANGE RATIO                                           58
   OFFERING VALUE IN RELATION TO COMPARABLES                                  59
   COMPARISON TO RECENT SECOND STEP CONVERSION                                61
   VALUATION CONCLUSION                                                       62

                                 List of Figures
                              Liberty Bancorp, Inc.
                                Liberty, Missouri


FIGURE 1 - CURRENT FACILITIES LIST                                             4
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                   7
FIGURE 3 - KEY BALANCE SHEET DATA                                              8
FIGURE 4 - KEY RATIOS                                                          8
FIGURE 5 - NET LOANS RECEIVABLE CHART                                          9
FIGURE 6 - LOAN MIX AS OF DECEMBER 31, 2005 TABLE                             10
FIGURE 7 - LOAN MIX AT DECEMBER 31, 2005                                      11
FIGURE 8 - SECURITIES CHART                                                   12
FIGURE 9 - INVESTMENT MIX                                                     13
FIGURE 10 - ASSET QUALITY CHART                                               14
FIGURE 11 - NONPERFORMING ASSETS                                              15
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                16
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                 17
FIGURE 14 - DEPOSIT MIX                                                       18
FIGURE 15 - INTEREST RATE RISK                                                19
FIGURE 16 - CAPITAL ANALYSIS                                                  20
FIGURE 17 - NET INCOME CHART                                                  21
FIGURE 18 - AVERAGE YIELDS AND COSTS                                          22
FIGURE 19 - SPREAD AND MARGIN CHART                                           23
FIGURE 20 - INCOME STATEMENT TRENDS                                           24
FIGURE 21 - PROFITABILITY TREND CHART                                         25
FIGURE 22 - DEPOSIT AND DEMOGRAPHIC DATA FOR CLAY COUNTY                      27
FIGURE 23 - DEPOSIT AND DEMOGRAPHIC DATA FOR CLINTON COUNTY                   28
FIGURE 24 - DEPOSIT AND DEMOGRAPHIC DATA FOR PLATTE COUNTY                    28
FIGURE 25 - DEPOSIT AND DEMOGRAPHIC DATA FOR JACKSON COUNTY                   29
FIGURE 26 - COMPARABLE GROUP                                                  32
FIGURE 27 - KEY FINANCIAL INDICATORS                                          34
FIGURE 28 - KEY BALANCE SHEET DATA                                            36
FIGURE 29 - CAPITAL DATA                                                      37
FIGURE 30 - ASSET QUALITY TABLE                                               39
FIGURE 31 - BALANCE SHEET GROWTH DATA                                         41
FIGURE 32 - NET INCOME CHART                                                  43
FIGURE 33 - PROFITABILITY DATA                                                44
FIGURE 34 - INCOME STATEMENT DATA                                             45
FIGURE 35 - MARKET AREA DATA                                                  47
FIGURE 36 - DIVIDEND DATA                                                     49
FIGURE 37 - MARKET CAPITALIZATION DATA                                        51
FIGURE 38 - SECOND STEP OFFERING PRICE APPRECIATION                           54
FIGURE 39 - VALUE RANGE - FULL OFFERING                                       59
FIGURE 40 - VALUE RANGE PRICING MULTIPLES                                     59
FIGURE 41 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT     60
FIGURE 42 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER
            MAXIMUM                                                           60
FIGURE 43 - COMPARISON TO RECENT SECOND STEP CONVERSION PRICING MULTIPLES     61

                                List of Exhibits
                              Liberty Bancorp, Inc.
                                Liberty, Missouri

Exhibit

1.   Profile of FinPro, Inc. and the Author of the Appraisal

2.   Balance Sheets

3.   Statements of Earnings

4.   Statements of Stockholder's Equity

5.   Statements of Cash Flows

6.   Net Income Reconciliation

7.   Selected Financial Data

8.   Industry Trading Multiples

9.   Second Step Conversions 2003 to Date

10.  Appraisal Pro Forma December 31, 2005 - 12 Months

11.  Stub Period Offering Circular December 31, 2005 - 3 Months

12.  Fiscal Year Offering Circular Pro Forma September 30, 2005 - 12 Months

13.  Ownership Calculation


14.  Comparable Selection

Conversion Valuation Appraisal Report                                    Page: 1


INTRODUCTION


This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") in connection with the conversion and reorganization of Liberty Savings Bank F.S.B. (the "Bank") and Liberty Savings Mutual Holding Company from the mutual holding company structure to the stock holding company structure (the "Conversion"). The Bank is currently a partially owned subsidiary of Liberty Savings Mutual Holding Company, which will be merged out of existence, and the Bank will become a wholly owned subsidiary of the Liberty Bancorp, Inc. (the "Company"). The Bank is a federally chartered savings association whose principal regulator is the Office of Thrift Supervision ("OTS").


In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

-    58.99% of the total shares will be sold to the depositors and public,

-    the stock will be issued at $10.00 per share,

-    the conversion expenses will be $1.0 million at the midpoint,


- there will be an ESOP equal to 2.69% of the shares sold, funded internally, and amortized over 5 years straight-line,



- there will be an MRP equal to 4.79% of the shares sold, amortized over 5 years straight-line,



- there will be a Stock Option Plan equal to 3.28% of the shares sold, expensed at $3.15 per option over 5 years straight-line,


-    the tax rate is assumed at 36%, and

- the net proceeds will be invested at the one-year treasury rate of 4.36%, pre-tax.

It is our understanding that the Bank will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans and to Supplemental Eligible Account Holders of the Bank. This appraisal has been prepared in accordance with Regulation 563b.7 and the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

Conversion Valuation Appraisal Report                                    Page: 2


In the course of preparing our report, we reviewed the Bank's audited financials for the years ended September 30, 2005 and September 30, 2004. We also reviewed the registration statement on Form SB-2 as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and held due diligence related discussions with the Bank's Management and Board, Sandler O'Neill & Partners L.P. (the Bank's underwriter), and Muldoon Murphy & Aguggia L.P. (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area's economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE STOCK ISSUANCE. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE STOCK ISSUANCE WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. FINPRO IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL OR STATE SECURITIES LAWS. ANY REPORT PREPARED BY FINPRO SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

Conversion Valuation Appraisal Report                                    Page: 3


The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                                    Page: 4


1. OVERVIEW AND FINANCIAL ANALYSIS

GENERAL OVERVIEW

As of December 31, 2005, the Bank had $251.9 million in total assets, $192.7 million in deposits, $171.9 million in net loans and $21.1 million in equity. The following table shows the Bank's facilities.

                       FIGURE 1 - CURRENT FACILITIES LIST

                                                                                 DEPOSTS     NET BOOK
                                     YEAR     SQUARE   DATE OF LEASE   OWNED/     AS OF    VALUE AS OF
LOCATION :                          OPENED   FOOTAGE     EXPIRATION    LEASED   01/31/06     01/31/06
----------                          ------   -------   -------------   ------   --------   -----------
                                                                                   ($ in thousands)
MAIN OFFICE:
16 West Franklin
Liberty, Missouri                    1955     6,000            N/A      Owned   $ 79,659      $  762

BRANCH OFFICES:
Hwy. 92 & Bellomondo Drive
Platte City, Missouri                1973     1,500            N/A      Owned     28,576         367

Hwy. 116 at Town and Country Lane
Plattsburg, Missouri                 1974     1,650            N/A      Owned     35,653         134

Flintlock Road & Highway 152
Kansas City, Missouri                2001     6,160            N/A      Owned     35,562       2,893

4315 S. Noland Road
Independence, Missouri               2005     3,000            N/A      Owned     11,698       1,260

8740 N. Ambassador Drive
Kansas City, Missouri                2006     5,000       11/30/21     Leased        242       1,064
                                                                                --------      ------
   TOTALS                                                                       $191,390      $6,480
                                                                                ========      ======

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                    Page: 5


HISTORY AND OVERVIEW

The Bank commenced operations in 1955 as a Missouri-chartered mutual savings association. On August 23, 1993, the Bank completed its reorganization to a federal mutual holding company known as Liberty Savings Mutual Holding Company. On that date, the Bank also completed its organization as a Missouri-chartered stock savings bank through the issuance of a total of 1,314,276 shares of common stock, of which 800,000 shares, or 60.9%, were issued to Liberty Savings Mutual Holding Company in exchange for the transfer to the Bank, in stock form, of all but $100,000 of the assets and liabilities of the Bank, in mutual form, and 514,276 shares, or 39.1%, were sold to persons other than Liberty Savings Mutual Holding Company at a price of $10.00 per share for gross proceeds of $5,142,760. On February 8, 1995, the Bank converted from a Missouri-chartered stock savings bank to a federally chartered stock savings association, and simultaneously changed its name from "Liberty Savings Bank" to "Liberty Savings Bank, F.S.B." Following the conversion, the Bank will change its name to BankLiberty.

The Bank is a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area. It attracts deposits from the general public and use these funds to originate loans secured by real estate located in it market area. Its real estate loans include construction loans, commercial real estate loans, and loans secured by single family or multi-family properties. To a lesser extent, the Bank originates consumer loans and commercial business loans. The Bank has 1,357,876 issued and outstanding shares of common stock. Liberty Savings Mutual Holding Company currently owns 800,000 shares, and the remaining 557,876 shares are held by the public.

The Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, its primary federal regulator, and the Federal Deposit Insurance Corporation, its deposit insurer. The Bank has been a member of the Federal Home Loan Bank System since its inception and is a member of the Federal Home Loan Bank of Des Moines.

Conversion Valuation Appraisal Report                                    Page: 6


STRATEGIC DIRECTION

The Bank's mission is to operate and further expand a profitable and diversified community banking franchise. It plans to achieve this by executing its strategy of:

     - expanding through de novo branching in the Kansas City metropolitan area; and

     - continuing to transform its balance sheet to emphasize assets and liabilities that allow it to increase its net interest margin while reducing its exposure to risk from interest rate fluctuations.

Conversion Valuation Appraisal Report                                    Page: 7


BALANCE SHEET TRENDS

The Bank's balance sheet increased by $14.3 million, or 6.03%, from $237.6 million at September 30, 2005 to $251.9 million at December 31, 2005.

Equity has decreased $49 thousand from September 30, 2005 to December 31, 2005. The equity to assets ratio is currently 8.37%.

                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART

                              (PERFORMANCE GRAPH)

         Asset($ in thousands)
         ---------------------
Sep-01          $191,625
Sep-02          $182,350
Sep-03          $189,264
Sep-04          $213,482
Sep-05          $237,576
Dec-05          $251,907

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                    Page: 8


The following tables set forth certain information concerning the financial position of the Bank at the dates indicated.

                        FIGURE 3 - KEY BALANCE SHEET DATA

                                                       AT                        AT SEPTEMBER 30,
                                                    DECEMBER   ----------------------------------------------------
                                                    31, 2005     2005       2004       2003       2002       2001
                                                    --------   --------   --------   --------   --------   --------
                                                                             $ in thousands
FINANCIAL CONDITION DATA:
Total assets                                        $251,907   $237,576   $213,482   $189,264   $182,350   $191,625
Cash and cash equivalents, federal funds sold,
   securities and stock in the FHLB of Des Moines     41,441     34,465     22,477     16,877     25,760     34,633
Mortgage-backed securities                            25,675     27,189     23,107     23,961     33,932     26,759
Loans receivable, net                                171,943    163,843    159,840    141,993    114,577    119,180
Deposits                                             192,721    181,617    152,929    136,339    125,453    116,492
Advances from the FHLB of Des Moines                  33,664     30,497     37,130     30,314     34,647     51,280
Stockholders' equity                                  21,082     21,131     20,184     19,465     19,761     19,451
Full services offices open                                 5          5          4          4          4          4

Source: Offering Prospectus

                              FIGURE 4 - KEY RATIOS

                                                AT OR FOR
                                             THE THREE MONTHS
                                            ENDED DECEMBER 31     AT OR FOR THE YEARS ENDED SEPTEMBER 30,
                                            -----------------   ------------------------------------------
SELECTED FINANCIAL RATIOS AND OTHER DATA:     2005     2004      2005     2004     2003     2002     2001
-----------------------------------------    ------   ------    ------   ------   ------   ------   ------
PERFORMANCE RATIOS:
Return on average assets                       0.53%    0.65%     0.67%    0.47%    0.37%    0.22%    0.28%
Return on average equity                       6.15     7.00      7.28     4.81     3.57     2.07     2.89
Interest rate spread                           3.30     3.21      3.41     3.22     2.76     2.72     2.11
Net interest margin                            3.45     3.40      3.54     3.37     3.03     2.96     2.50
Noninterest expense to average assets          2.56     2.54      2.69     2.62     3.21     2.60     2.27
Efficiency ratio                              68.71    66.13     68.60    68.56    82.10    77.60    79.69
Average interest-earning assets to
   average interest-bearing liabilities      105.18   108.40    105.48   106.54   109.31   106.31   107.60
Average equity to average assets               8.62     9.23      9.16     9.74    10.56    10.49     9.79
Dividend payout ratio                         33.05    29.91     28.26    43.37    59.90   100.20    73.24

CAPITAL RATIOS:
Tangible capital                               8.67     9.02      8.99     9.42    10.32    10.59     9.99
Core capital                                   8.67     9.02      8.99     9.42    10.32    10.59     9.99
Tier 1 risk-based capital                     11.69    11.57     12.31    12.64    14.62    16.99    16.55
Total risk-based capital                      12.58    12.80     13.32    13.89    15.59    17.94    17.37

ASSET QUALITY RATIOS:
Allowance for loan losses as a
   percent of total loans                      0.81     1.06      0.93     1.09     0.80     0.84     0.80
Allowance for loan losses as a
   percent of non-performing loans           275.78    62.51    134.50    55.38   472.43   230.44   103.06
Net charge-offs to average
   outstanding loans during the period         0.20     0.01      0.40     0.09    (0.02)    0.65     0.53
Non-performing loans as a percent of
   total loans, net                            0.35     1.97      0.55     0.45       --     0.16     0.63
Non-performing assets as a percent of
   total assets                                1.40     1.74      1.20     1.97     0.15     0.72     2.35

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                    Page: 9


LOAN PORTFOLIO

The Bank's loan portfolio has increased by $8.1 million from September 30, 2005 to December 31, 2005, and as a percent of assets, the loan portfolio has decreased modestly from 68.96% to 68.26%, respectively.

                      FIGURE 5 - NET LOANS RECEIVABLE CHART

                              (PERFORMANCE GRAPH)

         Loans receivable, net
            $ in thousands
         ---------------------
Sep-01          $119,180
Sep-02          $114,577
Sep-03          $141,993
Sep-04          $159,840
Sep-05          $163,843
Dec-05          $171,943

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 10


The loan portfolio has grown. The mix has shifted from 1-4 family loans to construction loans, commercial real estate loans and multi-family loans.

                FIGURE 6 - LOAN MIX AS OF DECEMBER 31, 2005 TABLE

                                         AT DECEMBER 31,                          AT SEPTEMBER 30,
                                       ------------------   ------------------------------------------------------------
                                              2005                 2005                 2004                 2003
                                       ------------------   ------------------   ------------------   ------------------
                                        AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                                       --------   -------   --------   -------   --------   -------   --------   -------
                                                                     (Dollars in thousand)
Types of loan:
Real estate loans:
   Single-family 1-4 units             $ 39,783    19.62%   $ 39,435    20.71%   $ 53,098    28.71%   $ 59,123    36.28%
   Multi-family 5 or more units          17,260     8.51%     15,603     8.20%     12,877     6.96%     11,027     6.77%
   Real estate construction              85,519    42.18%     79,979    42.01%     71,875    38.86%     54,423    33.40%
   Commercial real estate                40,219    19.84%     37,568    19.74%     30,294    16.38%     23,671    14.53%
                                       --------   ------    --------   ------    --------   ------    --------   ------
      Total real estate                 182,781    90.15%    172,585    90.66%    168,144    90.91%    148,244    90.98%

Consumer loans:
   Loans secured by deposit accounts        152     0.07%        128     0.07%        167     0.09%        166     0.10%
   Automobile loans                         855     0.42%        867     0.46%      1,097     0.59%      1,316     0.81%
   Home equity loans                     11,076     5.46%     10,266     5.39%      9,764     5.28%      8,126     4.99%
   Other                                    776     0.39%      1,129     0.59%      1,037     0.56%        638     0.39%
                                       --------   ------    --------   ------    --------   ------    --------   ------
      Total consumer loans               12,859     6.34%     12,390     6.51%     12,065     6.52%     10,246     6.29%

Commercial business                       7,110     3.51%      5,397     2.83%      4,754     2.57%      4,457     2.73%
                                       --------   ------    --------   ------    --------   ------    --------   ------
Total gross loans                       202,750   100.00%    190,372   100.00%    184,963   100.00%    162,947   100.00%

Loans in process                        (28,759)             (24,444)             (22,549)             (19,066)
Deferred loan fees, net                    (394)                (316)                (368)                (389)
Unearned discounts, net                      (7)                  (7)                (182)                (202)
Allowance for loan losses                (1,647)              (1,762)              (2,024)              (1,297)
                                       --------             --------             --------             --------
Total loans, net                       $171,943             $163,843             $159,840             $141,993

                                                   AT SEPTEMBER 30,
                                       ---------------------------------------
                                              2002                 2001
                                       ------------------   ------------------
                                        AMOUNT    PERCENT    AMOUNT    PERCENT
                                       --------   -------   --------   -------

Types of loan:
Real estate loans:
   Single-family 1-4 units             $ 53,378    42.19%   $ 66,660    49.98%
   Multi-family 5 or more units           7,562     5.98%      3,419     2.56%
   Real estate construction              30,080    23.78%     36,192    27.14%
   Commercial real estate                22,175    17.53%     16,242    12.18%
                                       --------   ------    --------   ------
      Total real estate                 113,195    89.48%    122,513    91.86%

Consumer loans:
   Loans secured by deposit accounts        171     0.14%        362     0.27%
   Automobile loans                       1,642     1.30%      1,272     0.95%
   Home equity loans                      6,586     5.21%      5,860     4.40%
   Other                                    859     0.67%        640     0.48%
                                       --------   ------    --------   ------
      Total consumer loans                9,258     7.32%      8,134     6.10%

Commercial business                       4,049     3.20%      2,726     2.04%
                                       --------   ------    --------   ------
Total gross loans                       126,502   100.00%    133,373   100.00%

Loans in process                        (10,333)             (12,628)
Deferred loan fees, net                    (327)                (452)
Unearned discounts, net                    (198)                 (42)
Allowance for loan losses                (1,067)              (1,071)
                                       --------             --------
Total loans, net                       $114,577             $119,180

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 11


Construction loans represent 42.18% of the loan mix. The next largest categories are commercial real estate and 1-4 family real estate. The remainder of the mix is diverse.

                    FIGURE 7 - LOAN MIX AT DECEMBER 31, 2005

                                  (PIE CHART)

Real estate construction            42.18%
Commercial real estate              19.84%
Automobile loans                     0.42%
Loans secured by deposit accounts    0.07%
Home equity loans                    5.46%
Other                                0.38%
Commercial business                  3.51%
Single-family 1-4 units             19.62%
Multi-family 5 or more units         8.51%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 12


                                   INVESTMENTS

The investment portfolio increased $2.1 million between September 30, 2005 and December 31, 2005.

                           FIGURE 8 - SECURITIES CHART

                               (PERFORMANCE GRAPH)

         $ in thousands
         --------------
Sep-03       $30,458
Sep-04       $36,381
Sep-05       $49,503
Dec-05       $51,558

Note: Securities designated AFS are provided at market value and securities designated HTM are provided at amortized cost.

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 13


INVESTMENTS AND MORTGAGE-BACKED SECURITIES

The following table provides the Bank's investment portfolio.

                            FIGURE 9 - INVESTMENT MIX

                                                                                       AT SEPTEMBER 30,
                                           AT DECEMBER 31,     ----------------------------------------------------------------
                                                 2005                  2005                   2004                  2003
                                         -------------------   --------------------   -------------------   -------------------
                                         AMORTIZED     FAIR    AMORTIZED     FAIR     AMORTIZED     FAIR    AMORTIZED     FAIR
                                            COST      VALUE       COST       VALUE       COST      VALUE       COST      VALUE
                                         ---------   -------   ---------   --------   ---------   -------   ---------   -------
                                                                             (IN THOUSANDS)
SECURITIES AVAILABLE-FOR-SALE:
Federal agency obligations                $19,638    $19,393    $16,577    $16,450     $11,162    $11,170    $ 4,535    $ 4,542
State and municipal obligations             6,559      6,490      5,882      5,864       1,343      1,348        892        873
Mortgage-backed securities                 26,373     25,675     27,583     27,189      22,533     22,473     22,935     22,805
                                          -------    -------    -------    -------     -------    -------    -------    -------
   Total securities available-for-sale    $52,570    $51,558    $50,042    $49,503     $35,038    $34,991    $28,362    $28,220
                                          =======    =======    =======    =======     =======    =======    =======    =======
SECURITIES HELD-TO-MATURITY
Federal agency obligations                $    --    $    --    $    --    $    --     $   553    $   561    $   855    $   864
State and municipal obligations                --         --         --         --         202        219        227        252
Mortgage-backed securities                     --         --         --         --         635        651      1,156      1,190
                                          -------    -------    -------    -------     -------    -------    -------    -------
   Total securities held-to-maturity      $    --    $    --    $    --    $    --     $ 1,390    $ 1,431    $ 2,238    $ 2,306
                                          =======    =======    =======    =======     =======    =======    =======    =======

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 14


ASSET QUALITY

The Bank's level of nonperforming assets has fluctuated historically. NPAs increased $688 thousand between September 30, 2005 and December 31, 2005. At December 31, 2005, nonperforming assets were $3.5 million, or 1.40% of total assets.

                         FIGURE 10 - ASSET QUALITY CHART

                               (PERFORMANCE GRAPH)

         NPLs, REO and other NPAs   NPAs to Pd End Assets
         ------------------------   ---------------------
              $ in thousands
Sep-01            $4,511                    2.35%
Sep-02            $1,320                    0.72%
Sep-03            $  274                    0.14%
Sep-04            $4,203                    1.97%
Sep-05            $2,840                    1.20%
Dec-05            $3,527                    1.40%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 15


At December 31, 2005, the Bank's nonperforming loans to total loan ratio was 0.35% and the nonperforming assets to total assets ratio was 1.40%.

                        FIGURE 11 - NONPERFORMING ASSETS

                                                                                          AT SEPTEMBER 30,
                                                           AT DECEMBER 31,   -----------------------------------------
                                                                 2005         2005     2004     2003    2002     2001
                                                           ---------------   ------   ------   -----   ------   ------
                                                                              (DOLLARS IN THOUSANDS)
Non-accrual loans:

Single and multi-family loans                                   $  485       $  351   $  723   $  --   $   22   $  178
Real estate construction loans                                      --          556       --      --       --      410
Commercial non-real estate                                          --           --       --      --      141      155
Consumer                                                             8           --       --      --       19        9
                                                                ------       ------   ------   -----   ------   ------
    Total non-accrual loans                                        493          907      723      --      182      752

Accruing loans which are contractually
   past due 90 days or more - single-family loans                  104           --       --      --       --       --
                                                                ------       ------   ------   -----   ------   ------
Total non-accrual and 90 days or more past due loans               597          907      723      --      182      752
Other impaired loans - single family
1-4 units, investment property                                      --          403    2,933      --       --       --
Troubled debt restructuring                                         --           --       --     274      281      287
Foreclosed real estate held for sale                             2,930        1,530      547      --      857    3,472
                                                                ------       ------   ------   -----   ------   ------
    Total nonperforming assets                                  $3,527       $2,840   $4,203   $ 274   $1,320   $4,511
                                                                ======       ======   ======   =====   ======   ======
Allowance for losses on impaired loans                          $   16       $  199   $  655   $  --   $   20   $   77
                                                                ======       ======   ======   =====   ======   ======
Impaired loans with no related allowance for loan losses        $  115       $  116   $   --   $  --   $   --   $  110
                                                                ======       ======   ======   =====   ======   ======
Non-accrual and 90 days or more past due loans
   as a percentage of total loans, net                            0.35%        0.55%    0.45%   0.00%    0.16%    0.63%
                                                                ======       ======   ======   =====   ======   ======
Non-accrual and 90 days or more past due loans
   as a percentage of total assets                                0.24%        0.38%    0.34%   0.00%    0.10%    0.39%
                                                                ======       ======   ======   =====   ======   ======
Non-performing assets as a percentage of total assets             1.40%        1.20%    1.97%   0.15%    0.72%    2.35%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 16


The ALLL decreased $115 thousand from September 30, 2005 to December 31, 2005. The Bank's ALLL to loans ratio decreased from 0.93% at September 30, 2005 to 0.81% at December 31, 2005.

         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART

                               (PERFORMANCE GRAPH)

              ALLL
         $ in thousands
         --------------
Sep-01       $1,071
Sep-02       $1,067
Sep-03       $1,297
Sep-04       $2,024
Sep-05       $1,762
Dec-05       $1,647

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 17


FUNDING COMPOSITION

Deposits have increased $11.1 million from September 30, 2005 to December 31, 2005. Borrowings have trended downward since September 30, 2001. During the three month period ended December 31, 2005, borrowings increased $3.2 million.

                  FIGURE 13 - DEPOSIT AND BORROWING TREND CHART

                               (PERFORMANCE GRAPH)

         TOTAL DEPOSITS   BORROWED FUNDS
         --------------   --------------
                  $ in thousands
Sep-01      $116,492          $51,280
Sep-02      $125,453          $34,647
Sep-03      $136,339          $30,314
Sep-04      $152,929          $37,130
Sep-05      $181,617          $30,497
Dec-05      $192,721          $33,664

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 18


The following chart illustrates the Bank's deposit mix as of December 31, 2005. The largest portion of the deposit mix is certificates of deposit at 61%.

                             FIGURE 14 - DEPOSIT MIX

                                   (PIE CHART)

Noninterest bearing checking    7%
Interest bearing checking      15%
Money market accounts          13%
Statement accounts              4%
Certificate of deposit         61%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 19


ASSET/LIABILITY MANAGEMENT

The following chart provides the Bank's estimated net portfolio value at various interest rate shock scenarios.

                         FIGURE 15 - INTEREST RATE RISK

                                                                NET PORTFOLIO
                                                            VALUE AS % OF PRESENT
                            ESTIMATED NET PORTFOLIO VALUE      VALUE OF ASSETS
                           ------------------------------   ---------------------
CHANGE IN INTEREST RATES   $ AMOUNT   $ CHANGE   % CHANGE   NPV RATIO   BP CHANGE
------------------------   --------   --------   --------   ---------   ---------
     (basis points)                        (Dollars in thousands)
         +300bp             29,295     (1,549)      -5%       11.50%       (34)
         +200bp             30,103       (742)      -2%       11.72%       (12)
         +100bp             30,643       (201)      -1%       11.84%        --
            0bp             30,844         --       --        11.84%        --
         -100bp             30,621       (224)      -1%       11.69%       (15)
         -200bp             29,773     (1,071)      -3%       11.31%       (53)

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 20


NET WORTH AND CAPITAL

At December 31, 2005, the Bank had capital in excess of the minimum requirements for all capital ratios.

                          FIGURE 16 - CAPITAL ANALYSIS

                                                   AT DECEMBER 31, 2005
                                                  ---------------------
BANK LEVEL                                         AMOUNT    PERCENTAGE
REGULATORY CAPITAL POSITION                       ($000'S)    OF ASSETS
---------------------------                       --------   ----------
GAAP CAPITAL                                       $21,082      8.37%

TIER 1 (CORE) CAPITAL (TO AVERAGE ASSETS)
Capital Level                                      $21,650      8.57%
Requirement                                         10,108      4.00%
Excess                                             $11,542      4.57%

TIER 1 (CORE) CAPITAL (TO RISK-WEIGHTED ASSETS)
Capital Level                                      $21,650     11.69%
Requirement                                          7,407      4.00%
Excess                                             $14,243      7.69%

TOTAL CAPITAL (TO RISK-WEIGHTED ASSETS)
Capital Level                                      $23,297     12.58%
Requirement                                         14,813      8.00%
Excess                                             $ 8,484      4.58%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 21


INCOME AND EXPENSE TRENDS

The Bank's net income has trended upward between the twelve months ended September 30, 2002 and September 30, 2005. The increase is predominately attributable to higher net interest income, which was a function of both higher interest income and lower interest expense. During this time frame noninterest expense rose from $4.9 million for the twelve months ended September 30, 2002 to $6.1 million for the twelve months ended September 30, 2005.

The net income for the three months ended December 31, 2005 was $30 thousand below the net income for the three months ended December 31, 2004. The decline in net income is attributable to a $170 thousand increase in noninterest expense and a $70 thousand increase in provision expense. These changes were partially offset by higher net interest income, higher noninterest income and lower income tax expense.

                          FIGURE 17 - NET INCOME CHART

                               (PERFORMANCE GRAPH)

        For the Twelve Months Ended          For the Three Months Ended
------------------------------------------   --------------------------
Sep-01   Sep-02   Sep-03   Sep-04   Sep-05        Dec-04   Dec-05
------   ------   ------   ------   ------        ------   ------
                             $ in thousands
 $548     $407     $701     $963    $1,505         $355     $325

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 22


The net interest spread and margin increased between the three months ended December 31, 2005 and the three months ended December 31, 2004. The increase is attributable to a higher yield on earning assets, which was partially offset by a higher cost of interest bearing liabilities. The increase in yield on earning assets was predominately a function of a higher yield on loans.

                      FIGURE 18 - AVERAGE YIELDS AND COSTS

                                                                    FOR THE THREE MONTHS ENDED DECEMBER 31,
                                                          -----------------------------------------------------------
                                                                      2005                           2004
                                                          ----------------------------   ----------------------------
                                                           AVERAGE              YIELD/    AVERAGE              YIELD/
                                                           BALANCE   INTEREST    COST     BALANCE   INTEREST    COST
                                                          --------   --------   ------   --------   --------   ------
INTEREST-EARNING ASSETS:
   Loans receivable                                       $170,083    $3,020     7.10%   $170,452    $2,659     6.24%
   Mortgage-backed securities                               26,799       260     3.88%     22,265       197     3.54%
   Securities                                               26,157       252     3.85%     17,212       109     2.53%
   Other interest-earning assets                             5,977        45     3.01%      4,711        21     1.82%
                                                          --------    ------     ----    --------    ------     ----
      Total interest-earning assets                       $229,016    $3,577     6.25%   $214,640    $2,986     5.56%
                                                          --------    ------             --------    ------
INTEREST-BEARING LIABILITIES:
   Deposits                                               $186,327    $1,308     2.81%   $158,107    $  838     2.12%
   Federal Home Loan Bank advances                          29,280       276     3.77%     38,739       314     3.24%
   Securities sold under agreement to repurchase             1,665        12     2.88%        759         6     3.22%
   ESOP note payable                                           381         7     7.35%        405         5     4.94%
                                                          --------    ------     ----    --------    ------     ----
      Total interest-bearing liabilities                   217,653     1,603     2.95%    198,010     1,163     2.35%
   Net interest income before provision for loan losses               $1,974                         $1,823
                                                                      ======                         ======
   Net interest-earning assets                            $ 11,363                       $ 16,630
                                                          ========                       ========
   Interest rate spread                                                          3.30%                          3.21%
                                                                                 ====                           ====
   Net yield on average interest-earning assets                                  3.45%                          3.40%
                                                                                 ====                           ====
   Ratio of average interest-earning assets to average
      Interest-bearing liabilities                          105.18%                        108.40%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 23


Net interest margin increased 104 basis points between the twelve month period ended September 30, 2001 and the twelve month period ended September 30, 2005.

The net interest spread and margin both increased between the three months ended December 31, 2004 and the three months ended December 31, 2005.

                       FIGURE 19 - SPREAD AND MARGIN CHART

                               (PERFORMANCE GRAPH)

                 For the Twelve Months Ended          For the Three Months Ended
         ------------------------------------------   --------------------------
         Sep-01   Sep-02   Sep-03   Sep-04   Sep-05         Dec-04   Dec-05
         ------   ------   ------   ------   ------         ------   ------
Margin    2.50%    2.96%    3.03%    3.37%    3.54%          3.40%    3.45%
Spread    2.11%    2.72%    2.76%    3.22%    3.41%          3.21%    3.30%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 24


The net income for the three months ended December 31, 2005 was $30 thousand below the net income for the three months ended December 31, 2004. The decline in net income is attributable to a $170 thousand increase in noninterest expense and a $70 thousand increase in provision expense. These changes were partially offset by higher net interest income, higher noninterest income and lower income tax expense.

                       FIGURE 20 - INCOME STATEMENT TRENDS

                                                      FOR THE THREE MONTHS                 FOR THE YEARS ENDED
                                                       ENDED DECEMBER 31,                     SEPTEMBER 30,
                                                      --------------------   -----------------------------------------------
                                                          2005     2004        2005      2004      2003      2002      2001
                                                         ------   ------     -------   -------   -------   -------   -------
                                                                                 $ in thousands
SELECTED OPERATING DATA:
   Interest income                                       $3,577   $2,986     $12,816   $10,595   $10,659   $11,791   $14,202
   Interest expense                                       1,603    1,163       5,175     4,031     5,168     6,666     9,572
                                                         ------   ------     -------   -------   -------   -------   -------
      Net interest income                                 1,974    1,823       7,641     6,564     5,491     5,125     4,630
   Provision for loan losses                                220      150         430       885       206       758       307
                                                         ------   ------     -------   -------   -------   -------   -------
   Net interest income after provision for loan
      losses                                              1,754    1,673       7,211     5,679     5,285     4,367     4,323
   Noninterest income                                       303      285       1,200     1,118     1,783     1,130       874
   Noninterest expense                                    1,564    1,394       6,065     5,267     5,972     4,854     4,386
                                                         ------   ------     -------   -------   -------   -------   -------
   Earnings before income taxes                             493      564       2,346     1,530     1,096       643       811
   Income taxes                                             168      209         841       567       395       236       263
                                                         ------   ------     -------   -------   -------   -------   -------
   Net earnings                                          $  325   $  355     $ 1,505   $   963   $   701   $   407   $   548
                                                         ------   ------     -------   -------   -------   -------   -------
PER SHARE DATA:
   Basic and diluted earnings per share                  $ 0.24   $ 0.27     $  1.13   $  0.73   $  0.53   $  0.31   $  0.42
   Dividends per minority share                          $ 0.20   $ 0.20     $  0.80   $  0.80   $  0.80   $  0.80   $  0.80

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 25


Between 2002 and 2005 ROAA and ROAE trended upward. The increase was primarily a function of rising net interest income, which was partially offset by rising noninterest expense.

The Bank's ROAA and ROAE for the three month period ended December 31, 2005 were 0.53% and 6.15%, respectively. These profitability ratios represent a decrease from the ROAA and ROAE for the three month period ended December 31, 2004.

                      FIGURE 21 - PROFITABILITY TREND CHART

                               (PERFOMANCE GRAPH)

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 26


LEGAL PROCEEDINGS

At December 31, 2005, the Bank was not party to any pending legal proceedings that management believes would have a material adverse effect on the Bank's financial condition, results of operations or cash flows.

SUBSIDIARIES

The Bank does not have any subsidiaries.

Conversion Valuation Appraisal Report                                   Page: 27


2. MARKET AREA ANALYSIS

The following tables provide deposit and demographic data for the counties in which the Bank has branches.

            FIGURE 22 - DEPOSIT AND DEMOGRAPHIC DATA FOR CLAY COUNTY

MARKET: CLAY, MO                                    Deposit Data as of 6/30/2005

DEPOSITS SUMMARY
(Deposit data in $000)

                           6/2001      6/2002      6/2003      6/2004      6/2005    CAGR(%)
                         ---------   ---------   ---------   ---------   ---------   -------
Bank Deposits            1,731,418   1,824,943   1,914,843   1,988,019   2,149,342     5.55
Thrift Deposits            453,301     424,820     433,151     424,057     420,169    -1.88
Savings Bank Deposits            0           0           0           0           0       NA
Credit Union Deposits      120,294     124,831     131,567     130,149     139,553     3.78
Total Deposits           2,184,719   2,249,763   2,347,994   2,412,076   2,569,511     4.14
Weighted Deposits        2,184,719   2,249,763   2,347,994   2,412,076   2,569,511     4.14

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA

                                 BASE    CURRENT   PROJECTED    % CHANGE    % CHANGE
                                 2000      2005       2010     2000-2005   2005-2010
                               -------   -------   ---------   ---------   ---------
Total Population:              184,006   195,417    207,530       6.20         6.20
   0-14 Age Group (%):              22        21         21       4.53         3.80
   15-34 Age Group (%):             28        28         27       3.10         2.63
   35-54 Age Group (%):             31        30         30       5.22         5.55
   55+ Age Group (%):               19        21         22      14.18        14.32

Total Households:               72,558    78,004     83,343       7.51         6.84
   $0-24K Households (%):           19        14         11     -20.40       -17.00
   $25-50K Households (%):          32        28         23      -8.27       -13.12
   $50K+ Households (%):            48        58         66      29.16        22.29

   Average Household Income:    58,139    70,167     84,379      20.69        20.25
   Median Household Income:     48,400    57,641     67,606      19.09        17.29
   Per Capita Income:           23,144    28,185     34,070      21.78        20.88

Source: ESRI

Source: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 28


           FIGURE 23 - DEPOSIT AND DEMOGRAPHIC DATA FOR CLINTON COUNTY

MARKET: CLINTON, MO                                 Deposit Data as of 6/30/2005

DEPOSITS SUMMARY
(Deposit data in $000)

                          6/2001    6/2002    6/2003    6/2004    6/2005   CAGR(%)
                         -------   -------   -------   -------   -------   -------
Bank Deposits            118,606   135,508   144,672   143,228   145,741     5.29
Thrift Deposits           59,218    65,077    65,687    67,436    68,457     3.69
Savings Bank Deposits          0         0         0         0         0       NA
Credit Union Deposits          0         0         0         0         0       NA
Total Deposits           177,824   200,585   210,359   210,664   214,198     4.76
Weighted Deposits        177,824   200,585   210,359   210,664   214,198     4.76

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA

                             BASE    CURRENT   PROJECTED    % CHANGE    % CHANGE
                             2000      2005       2010     2000-2005   2005-2010
                            ------   -------   ---------   ---------   ---------
Total Population:           18,979    20,436     21,813        7.68        6.74
    0-14 Age Group (%):         22        20         20        0.24        5.89
    15-34 Age Group (%):        24        24         23        7.69        3.63
    35-54 Age Group (%):        30        30         29        6.71        3.56
    55+ Age Group (%):          24        26         28       15.54       13.94

Total Households:            7,152     7,808      8,394        9.17        7.51
    $0-24K Households (%):      27        21         17      -14.20      -13.22
    $25-50K Households (%):     33        29         25       -4.33       -9.27
    $50K+ Households (%):       40        50         58       35.34       26.14

Average Household Income:   49,496    60,603     73,153       22.44       20.71
Median Household Income:    41,586    49,734     58,528       19.59       17.68
Per Capita Income:          19,056    23,404     28,408       22.82       21.38

Source: ESRI

Source: SNL Securities

           FIGURE 24 - DEPOSIT AND DEMOGRAPHIC DATA FOR PLATTE COUNTY

MARKET: PLATTE, MO                                  Deposit Data as of 6/30/2005

DEPOSITS SUMMARY
(Deposit data in $000)

                          6/2001    6/2002     6/2003     6/2004     6/2005    CAGR(%)
                         -------   -------   ---------   -------   ---------   -------
Bank Deposits            519,704   570,597     622,828   678,034     647,617     5.66
Thrift Deposits           80,026    83,288      90,248    93,925      97,522     5.07
Savings Bank Deposits          0         0           0         0           0       NA
Credit Union Deposits    927,840   978,413   1,044,236   980,113   1,124,109     4.91
Total Deposits           599,730   653,885     713,076   771,959     745,139     5.58
Weighted Deposits        599,730   653,885     713,076   771,959     745,139     5.58

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA

                             BASE    CURRENT   PROJECTED    % CHANGE    % CHANGE
                             2000      2005       2010     2000-2005   2005-2010
                            ------   -------   ---------   ---------   ---------
Total Population:           73,781    81,604     89,835       10.60       10.09
    0-14 Age Group (%):         21        20         20        5.80        6.42
    15-34 Age Group (%):        27        27         27        8.92        9.28
    35-54 Age Group (%):        34        33         31        7.10        6.26
    55+ Age Group (%):          18        20         22       25.40       20.93

Total Households:           29,278    32,894     36,514       12.35       11.01
    $0-24K Households (%):      16        12          9      -16.99      -15.39
    $25-50K Households (%):     27        22         17       -8.26      -13.63
    $50K+ Households (%):       57        66         74       30.42       24.17

Average Household Income:   65,735    80,932     97,808       23.12       20.85
Median Household Income:    55,814    66,674     78,953       19.46       18.42
Per Capita Income:          26,356    32,746     39,877       24.24       21.78

Source: ESRI

Source: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 29


           FIGURE 25 - DEPOSIT AND DEMOGRAPHIC DATA FOR JACKSON COUNTY

MARKET: JACKSON, MO                                 Deposit Data as of 6/30/2005

DEPOSITS SUMMARY
(Deposit data in $000)

                           6/2001       6/2002       6/2003       6/2004       6/2005     CAGR(%)
                         ----------   ----------   ----------   ----------   ----------   -------
Bank Deposits             9,555,639    9,428,741    9,611,556    9,801,686   10,182,591     1.60
Thrift Deposits           1,066,911    1,040,200    1,069,355    1,141,503    1,120,094     1.22
Savings Bank Deposits             0            0            0            0            0       NA
Credit Union Deposits       668,657      713,830      749,224      753,433      737,915     2.49
Total Deposits           10,622,550   10,468,941   10,680,911   10,943,189   11,302,685     1.56
Weighted Deposits        10,622,550   10,468,941   10,680,911   10,943,189   11,302,685     1.56

Weighted deposits are calculated based on the branch types selected in your filter and deposit weightings set under preferences.

DEMOGRAPHIC DATA

                              BASE    CURRENT   PROJECTED    % CHANGE    % CHANGE
                              2000      2005       2010     2000-2005   2005-2010
                            -------   -------   ---------   ---------   ---------
Total Population:           654,880   687,717    730,615        5.01        6.24
    0-14 Age Group (%):          22        21         20        1.10        2.82
    15-34 Age Group (%):         28        28         27        3.31        3.43
    35-54 Age Group (%):         29        29         29        5.26        4.24
    55+ Age Group (%):           21        22         24       11.02       15.65

Total Households:           266,294   281,648    300,587        5.77        6.72
    $0-24K Households (%):       30        24         19      -16.58      -12.99
    $25-50K Households (%):      32        29         25       -4.11       -9.25
    $50K+ Households (%):        38        47         56       31.48       26.38

Average Household Income:    50,544    61,772     76,033       22.21       23.09
Median Household Income:     39,295    47,175     56,665       20.05       20.12
Per Capita Income:           20,788    25,503     31,494       22.68       23.49

Source: ESRI

Source: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 30


3.   COMPARISONS WITH PUBLICLY TRADED THRIFTS

INTRODUCTION

This section presents an analysis of the Bank's operations against a selected group ("Comparable Group") of publicly traded, fully converted thrifts. The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the valuation of the Bank.

Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group's current market pricing, coupled with the appropriate aggregate adjustment for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank's to-be-issued common stock.

SELECTION CRITERIA

The goal of the selection criteria process is to find those institutions with characteristics that most closely match those of the Bank. In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. However, none of the Comparables selected will be exact clones of the Bank.

Based upon our experience, FinPro has determined that MHCs trade at materially different levels relative to fully converted thrifts due to the unique ownership structure. The primary differences between MHCs and fully converted institutions are that MHCs contain a minority interest and have the potential for a second step. In addition, MHCs have the potential for a remutualization transaction. Due to these differences, MHC trading multiples are substantially different than fully converted trading multiples. FinPro concluded that the appropriate Comparable Group should be comprised of only liquidly traded fully converted institutions.

Conversion Valuation Appraisal Report                                   Page: 31


As of the date of this appraisal, there are a total of 134 fully converted thrifts traded on the NYSE, NASDAQ or AMEX. FinPro limited the Comparable Group to institutions whose common stock is listed on a major exchange, since these companies tend to trade regularly. FinPro believes that thrifts that trade over-the-counter or as pink sheets are inappropriate for the Comparable Group, due to irregular trading activity and wide bid/ask spreads, which may skew the trading value and make trading multiples less reliable as an indicator of value.

To begin the screening process, FinPro selected all fully converted thrifts located in the Midwest Region or 44 of the 134 fully converted thrifts.

FinPro excluded institutions that have recently converted, as the earnings of newly converted institutions do not reflect a full year's benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward, respectively. As such, the 2 institutions that converted after December 31, 2004 were eliminated.

Of the remaining 42, FinPro then eliminated 26 of the institutions with assets in excess of $400 million as these entities have greater financial and managerial resources and a broader branch network.

FinPro eliminated 2 unprofitable institutions and 2 institutions with an ROAE greater than 10%. Additionally, one merger target was eliminated.

This results in a total of 11 Comparables. FinPro reviewed the recent performance and news releases of these eleven companies and determined that all eleven were acceptable Comparables.


Exhibit 14 provides a list of the institutions that were eliminated by the Comparable screens.

Conversion Valuation Appraisal Report                                   Page: 32


                          FIGURE 26 - COMPARABLE GROUP

                                                                 CORPORATE
                                           -----------------------------------------------------
                                                                             NUMBER
                                                                               OF         IPO
TICKER              SHORT NAME             EXCHANGE       CITY      STATE   OFFICES      DATE
------              ----------             --------       ----      -----   -------      ----
              COMPARABLE THRIFT DATA
BRBI     Blue River Bancshares, Inc.       NASDAQ     Shelbyville   IN          5     06/24/1998
FFDF     FFD Financial Corporation         NASDAQ     Dover         OH          3     04/03/1996
FBEI     First Bancorp of Indiana, Inc.    NASDAQ     Evansville    IN          8     04/07/1999
FBTC     First BancTrust Corporation       NASDAQ     Paris         IL          5     04/19/2001
FFBI     First Federal Bancshares, Inc.    NASDAQ     Colchester    IL          9     09/28/2000
FFHS     First Franklin Corporation        NASDAQ     Cincinnati    OH          8     01/26/1988
FNFI     First Niles Financial, Inc.       NASDAQ     Niles         OH          1     10/27/1998
HCFC     Home City Financial Corporation   NASDAQ     Springfield   OH          2     12/30/1996
MCBF     Monarch Community Bancorp, Inc.   NASDAQ     Coldwater     MI          6     08/30/2002
PFED     Park Bancorp, Inc.                NASDAQ     Chicago       IL          3     08/12/1996
WAYN     Wayne Savings Bancshares, Inc.    NASDAQ     Wooster       OH         11     01/09/2003

         Liberty Bancorp, Inc.                        Liberty       MO          6

OVERVIEW OF THE COMPARABLES

The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

     1.   Asset size

     2.   Profitability

     3.   Capital Level

     4.   Balance Sheet Mix

     5.   Operating Strategy

     6.   Date of conversion


1. ASSET SIZE The Comparable Group should have a similar asset size to the Bank. The Comparable Group ranged in size from $98.5 million to $398.0 million in total assets with a median of $248.0 million. The Bank's asset size was $251.9 million as of December 31, 2005. On a pro forma basis, the Bank's assets are projected to be $274.1 million at the midpoint of the estimated value range.

Conversion Valuation Appraisal Report                                   Page: 33



2. PROFITABILITY The Comparable Group had a median ROAA of 0.55% and a median ROAE of 4.97% for the last twelve months. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.03% to a high of 1.05%, while the ROAE measure ranged from a low of 0.27% to a high of 7.55%. The Bank had a ROAA of 0.64% and a ROAE of 7.07% for the twelve months ended December 31, 2005. On a pro forma basis, the Bank's core ROAA and core ROAE are 0.67% and 3.96%, respectively.



3. CAPITAL LEVEL The Comparable Group had a median equity to assets ratio of 10.20% with a high of 16.64% and a low of 6.58%. At December 31, 2005, the Bank had an equity to assets ratio of 8.37%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 15.78%.


4. BALANCE SHEET MIX At December 31, 2005, the Bank had a net loan to asset ratio of 68.26%. The median loan to asset ratio for the Comparables was 65.83%, ranging from a low of 48.64% to a high of 86.11%. On the liability side, the Bank's deposit to asset ratio was 76.50% at December 31, 2005 while the Comparable median was 66.07%, ranging from 61.72% to 85.76%. The Bank's borrowing to asset ratio of 13.36% is below the Comparable median of 20.81%.

5. OPERATING STRATEGY An institution's operating characteristics are important because they determine future performance. Operational strategy also affects expected rates of return and investors' general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization and non-financial factors such as management strategies and lines of business.

6. DATE OF CONVERSION Recent conversions, those completed on or after December 31, 2004, were excluded since the earnings of a newly converted institution do not reflect the reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Conversion Valuation Appraisal Report                                   Page: 34


The following table represents key financial indicators for the Bank and the Comparable Group.

                      FIGURE 27 - KEY FINANCIAL INDICATORS

                                                   The Bank at or
                                                   for the Twelve   Comparable Group
                                                    Months Ended       Median Last
                                                      12/31/05        Twelve Months
                                                   --------------   ----------------
BALANCE SHEET DATA
Gross Loans to Deposits                                 90.07             97.18
Total Net Loans to Assets                               68.26             65.83
Securities to Assets                                    20.47             25.89
Deposits to Assets                                      76.50             66.07
Borrowed Funds to Assets                                13.36             20.81

BALANCE SHEET GROWTH
Asset Growth Rate                                       11.54              2.61
Loan Growth Rate                                        (2.33)             8.37
Deposit Growth Rate                                     15.22              0.21

CAPITAL
Equity to Assets                                         8.37             10.20
Tangible Equity to Tangible Assets                       8.37              9.59
Intangible Assets to Equity                                --              1.84
Regulatory Core Capital to Assets                        8.67             10.30
Equity + Reserves to Assets                              9.02             10.49

ASSET QUALITY
Non-Performing Loans to Loans                            0.35              1.23
Reserves to Non-Performing Loans                       275.78            119.27
Non-Performing Assets to Assets                          1.40              0.96
Non-Performing Assets to Equity                         16.73              9.17
Reserves to Loans                                        0.81              1.03
Reserves to Non-Performing Assets + 90 Days Del.        46.68             79.68

PROFITABILITY
Return on Average Assets                                 0.64              0.55
Return on Average Equity                                 7.07              4.97

INCOME STATEMENT
Yield on Average Earning Assets                          6.11              5.48
Cost of Average Interest Bearing Liabilities             2.68                NA
Net Interest Spread                                      3.43                NA
Net Interest Margin                                      3.55              3.13
Noninterest Income to Average Assets                     0.53              0.40
Noninterest Expense to Average Assets                    2.70              2.48
Efficiency Ratio                                        69.25             80.01
Overhead Ratio                                          64.39             73.30

Source: The Bank's Offering Circular, FinPro calculations and SNL Securities

Conversion Valuation Appraisal Report                                   Page: 35


4.   MARKET VALUE DETERMINATION

MARKET VALUE ADJUSTMENTS

The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. The adjustment factors are subjectively weighed using the appraiser's knowledge and expertise and an aggregate adjustment is determined. Potential investors include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based. The major criteria utilized for purposes of this report include:

Adjustments Relative to the Comparable Group:

     -    Financial Condition

     -    Balance Sheet Growth

     -    Earnings Quality, Predictability and Growth

     -    Market Area

     -    Cash Dividends

     -    Liquidity of the Issue

     -    Recent Regulatory Matters

Adjustments for Other Factors:

     -    Management

     -    Subscription Interest

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. The adjustment, up or down, to the Comparable Group median multiple values is made based on the comparison of the Bank to the Comparable Group.

Conversion Valuation Appraisal Report                                   Page: 36


FINANCIAL CONDITION

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as cash liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following figures summarize the key financial elements of the Bank measured against the Comparable Group.

                       FIGURE 28 - KEY BALANCE SHEET DATA

                                                      KEY FINANCIAL DATA FOR THE MOST RECENT PERIOD END
                                             -------------------------------------------------------------------
                                              TOTAL    LOANS/     LOANS/   SECURITIES/   DEPOSITS/   BORROWINGS/
                                              ASSETS   DEPOSITS   ASSETS      ASSETS       ASSETS       ASSETS
TICKER               SHORT NAME               ($000)      (%)       (%)        (%)          (%)          (%)
------               ----------               ------   --------   ------   -----------   ---------   -----------
         COMPARABLE THRIFT DATA
BRBI     Blue River Bancshares, Inc.         219,214     91.43     75.12      13.09        82.16         9.75
FFDF     FFD Financial Corporation           157,713    110.73     85.75       3.99        77.44         9.95
FBEI     First Bancorp of Indiana, Inc.      285,875     97.18     62.56      26.58        64.38        23.79
FBTC     First BancTrust Corporation         239,771     88.07     58.18      32.57        66.07        22.39
FFBI     First Federal Bancshares, Inc.      335,401     60.53     51.91      41.67        85.76         7.29
FFHS     First Franklin Corporation          282,272    104.82     81.99      13.02        78.22        12.46
FNFI     First Niles Financial, Inc.          98,516     78.82     48.64      45.83        61.72        20.81
HCFC     Home City Financial Corporation     149,553    130.81     86.11       5.18        65.83        24.30
MCBF     Monarch Community Bancorp, Inc.     277,068    124.92     77.89         NA        62.35        21.50
PFED     Park Bancorp, Inc.                  248,035    104.47     65.83      25.20        63.02        23.11
WAYN     Wayne Savings Bancshares, Inc.      397,968     70.28     58.08      33.43        82.64         7.66
         Average                             244,671     96.55     68.37      24.06        71.78        16.64
         Median                              248,035     97.18     65.83      25.89        66.07        20.81
         Maximum                             397,968    130.81     86.11      45.83        85.76        24.30
         Minimum                              98,516     60.53     48.64       3.99        61.72         7.29

         Liberty Bancorp, Inc.               251,907     90.07     68.26      20.47        76.50        13.36

         VARIANCE TO THE COMPARABLE MEDIAN     3,872     (7.11)     2.43      (5.42)       10.43        (7.45)

Sources: SNL and Offering Circular Data, FinPro Computations


     Asset Size - The Bank, at $251.9 million, is approximately the same size as the Comparable Group median of $248.0 million. At the pro forma midpoint of the offering range, the Bank is expected to have assets of $274.1 million.


     Asset Composition - The Bank's net loans to assets ratio of 68.26% is above the Comparable Group median of 65.83%. The Bank has a lower level of securities as a percentage of assets.

Conversion Valuation Appraisal Report                                   Page: 37


     Funding Mix - The Bank utilizes a lower level of wholesale borrowings. The Bank funds itself through deposits, 76.50% of assets, and borrowings, 13.36% of assets. The Comparable Group has a deposits to assets ratio of 66.07% and a borrowing to asset ratio of 20.81%.

     Cash Liquidity - The cash liquidity of the Bank and the Comparable Group appear to be sufficient to meet funding requirements and regulatory guidelines.

     Interest Rate Risk - The Bank's interest rate risk position is illustrated on page 19. The Bank's profile appears to be within acceptable regulatory parameters. No similar data is available for the Comparable Group.

                            FIGURE 29 - CAPITAL DATA

                                                         CAPITAL FOR THE MOST RECENT PERIOD END
                                             --------------------------------------------------------------
                                                         TANGIBLE    INTANGIBLE   CORE CAPITAL/   EQUITY +
                                             EQUITY/     EQUITY/       ASSETS/       TANGIBLE     RESERVES/
                                              ASSETS   TANG ASSETS     EQUITY         ASSETS        ASSETS
TICKER               SHORT NAME                (%)         (%)           (%)           (%)           (%)
------               ----------              -------   -----------   ----------   -------------   ---------
         COMPARABLE THRIFT DATA
BRBI     Blue River Bancshares, Inc.           7.61        6.11        20.91             NA          8.38
FFDF     FFD Financial Corporation            11.37       11.37           --             NA         11.84
FBEI     First Bancorp of Indiana, Inc.       10.20        9.59         6.56           9.24         10.49
FBTC     First BancTrust Corporation          10.98       10.98           --          14.03         11.98
FFBI     First Federal Bancshares, Inc.        6.58        6.14         7.06           7.22          6.86
FFHS     First Franklin Corporation            8.69        8.69           --           8.19          9.29
FNFI     First Niles Financial, Inc.          16.64       16.64           --          15.35         17.40
HCFC     Home City Financial Corporation       8.96        8.81         1.84             NA          9.88
MCBF     Monarch Community Bancorp, Inc.      14.64       11.12        27.08             NA         15.69
PFED     Park Bancorp, Inc.                   12.21       12.21           --          11.35         12.89
WAYN     Wayne Savings Bancshares, Inc.        8.93        8.42         6.21             NA          9.27
         Average                              10.62       10.01         6.33          10.90         11.27
         Median                               10.20        9.59         1.84          10.30         10.49
         Maximum                              16.64       16.64        27.08          15.35         17.40
         Minimum                               6.58        6.11           --           7.22          6.86

         Liberty Bancorp, Inc.                 8.37        8.37           --           8.67          9.02

         VARIANCE TO THE COMPARABLE MEDIAN    (1.83)      (1.22)       (1.84)         (1.63)        (1.47)

Sources: SNL and Offering Circular Data, FinPro Computations


Capitalization - The Comparable Group's median equity to assets ratio of 10.20% is above the Bank's ratio of 8.37%. The Bank's pro forma equity to assets ratio is projected to be 15.78% at the midpoint of the valuation range.

Conversion Valuation Appraisal Report                                   Page: 38


Intangible Levels - An important factor influencing market values is the level of intangibles that an institution carries on its books. Six of the Comparables have intangible assets. The Bank does not have any intangible assets.

Conversion Valuation Appraisal Report                                   Page: 39


The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned ("REO") and levels of Allowance for Loan and Lease Losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.

                         FIGURE 30 - ASSET QUALITY TABLE

                                                     ASSET QUALITY FOR THE MOST RECENT PERIOD END
                                             -----------------------------------------------------------
                                             NPLS/   RESERVES/    NPAS/    NPAS/   RESERVES/   RESERVES/
                                             LOANS      NPLS     ASSETS   EQUITY     LOANS     NPAS + 90
TICKER               SHORT NAME               (%)       (%)        (%)      (%)       (%)         (%)
------   ---------------------------------   -----   ---------   ------   ------   ---------   ---------
              COMPARABLE THRIFT DATA
BRBI     Blue River Bancshares, Inc.          0.74     138.70     0.77     10.16      1.03       62.61
FFDF     FFD Financial Corporation              NA         NA       NA        NA      0.56          NA
FBEI     First Bancorp of Indiana, Inc.       0.26     179.18     0.16      1.60      0.46      177.63
FBTC     First BancTrust Corporation          1.71      99.83     1.04      9.46      1.71       96.26
FFBI     First Federal Bancshares, Inc.         NA         NA       NA        NA      0.54          NA
FFHS     First Franklin Corporation           2.04      35.86     1.67     19.28      0.73       30.00
FNFI     First Niles Financial, Inc.          1.74      89.08     0.88      5.29      1.55       78.94
HCFC     Home City Financial Corporation        NA         NA       NA        NA      1.07          NA
MCBF     Monarch Community Bancorp, Inc.      0.35     383.44     1.30      8.87      1.34       80.42
PFED     Park Bancorp, Inc.                   4.29      24.14     2.86     23.41      1.03       23.84
WAYN     Wayne Savings Bancshares, Inc.       0.39     149.16     0.24      2.66      0.58      140.65
         Average                              1.44     137.42     1.12     10.09      0.96       86.29
         Median                               1.23     119.27     0.96      9.17      1.03       79.68
         Maximum                              4.29     383.44     2.86     23.41      1.71      177.63
         Minimum                              0.26      24.14     0.16      1.60      0.46       23.84
         Liberty Bancorp, Inc.                0.35     275.78     1.40     16.73      0.81       46.68
         VARIANCE TO THE COMPARABLE MEDIAN   (0.88)    156.52     0.44      7.57     (0.22)     (33.00)

Sources: SNL and Offering Circular Data, FinPro Computations

The Bank's level of nonperforming loans ("NPL") to total loans, at 0.35%, is below the Comparable Group median at 1.23%. The Bank had a nonperforming assets to assets ratio of 1.40%, which is above the Comparable median of 0.96%. The Bank's reserve level, 0.81% of total loans, is below the Comparable median of 1.03% of loans. The Bank's level of reserves to NPAs is below that of the Comparable Group, due to the Bank's higher level of NPAs and lower level of reserves.

Conversion Valuation Appraisal Report                                   Page: 40


Positive                    Neutral              Negative
-------------------------   ------------------   -------------------
Higher Loans to Assets      Similar Asset Base   Higher NPAs
Higher Deposits to Assets                        Lower ALLL to NPAs
Lower NPLs to Loans                              Lower ALLL to Loans
Higher Pro Forma Capital

The Bank's asset mix is stronger than the Comparable Group's mix. The Bank has a higher level of deposits and a lower level of borrowings as a percentage of assets relative to the Comparable Group. The Bank has lower capital levels, but at the midpoint of the range will have higher capital levels. The Bank has a lower level of NPLs, but a higher level of NPAs. The Bank's reserve levels as a percentage of loans and as a percentage of NPAs are below the Comparable levels. Taken collectively, modest upward adjustment is warranted for financial condition.

Conversion Valuation Appraisal Report                                   Page: 41


                              BALANCE SHEET GROWTH

The Bank's assets and deposits have grown faster than the Comparable Group. However, the Bank experienced loan runoff, relative to growth for the Comparable Group.

                      FIGURE 31 - BALANCE SHEET GROWTH DATA

                                                               GROWTH
                                             -------------------------------------------
                                             ASSET GROWTH   LOAN GROWTH   DEPOSIT GROWTH
                                                  LTM           LTM             LTM
TICKER               SHORT NAME                   (%)           (%)             (%)
------   ---------------------------------   ------------   -----------   --------------
              COMPARABLE THRIFT DATA
BRBI     Blue River Bancshares, Inc.             2.61           8.37           2.06
FFDF     FFD Financial Corporation              13.96          12.85          12.99
FBEI     First Bancorp of Indiana, Inc.          2.86          (1.05)         (9.01)
FBTC     First BancTrust Corporation             6.72          18.66          (0.16)
FFBI     First Federal Bancshares, Inc.          6.56          27.75           6.03
FFHS     First Franklin Corporation              3.03          13.07           0.21
FNFI     First Niles Financial, Inc.            (0.72)          9.64          (1.07)
HCFC     Home City Financial Corporation        (4.27)         (1.56)         (8.16)
MCBF     Monarch Community Bancorp, Inc.        (0.02)         (4.39)          2.99
PFED     Park Bancorp, Inc.                     (8.19)         (2.79)         (6.41)
WAYN     Wayne Savings Bancshares, Inc.          1.69           7.15           2.25
         Average                                 2.20           7.97           0.16
         Median                                  2.61           8.37           0.21
         Maximum                                13.96          27.75          12.99
         Minimum                                (8.19)         (4.39)         (9.01)
         Liberty Bancorp, Inc.                  11.54          (2.33)         15.22
         VARIANCE TO THE COMPARABLE MEDIAN       8.93         (10.70)         15.01

Sources: SNL and Offering Circular Data, FinPro Computations

Positive                Neutral   Negative
---------------------   -------   -----------------
Higher Asset Growth               Lower Loan Growth
Higher Deposit Growth

A modest upward adjustment is warranted.

Conversion Valuation Appraisal Report                                   Page: 42


EARNINGS QUALITY, PREDICTABILITY AND GROWTH

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

     -    net interest income

     -    loan loss provision

     -    non-interest income

     -    non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Investors are focusing on earnings sustainability as interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                                   Page: 43


The Bank's net income has trended upward between the twelve months ended September 30, 2002 and September 30, 2005. The increase is predominately attributable to higher net interest income, which was a function of both higher interest income and lower interest expense. During this time frame noninterest expense rose from $4.9 million for the twelve months ended September 30, 2002 to $6.1 million for the twelve months ended September 30, 2005.

The net income for the three months ended December 31, 2005 was $30 thousand below the net income for the three months ended December 31, 2004. The decline in net income is attributable to a $170 thousand increase in noninterest expense and a $70 thousand increase in provision expense. These changes were partially offset by higher net interest income, higher noninterest income and lower income tax expense.

                          FIGURE 32 - NET INCOME CHART

                              (PERFORMANCE GRAPH)

       For the Twelve Months Ended           For the Three Months Ended
------------------------------------------   --------------------------
Sep-01   Sep-02   Sep-03   Sep-04   Sep-05         Dec-04   Dec-05
------   ------   ------   ------   ------         ------   ------
                            $ in thousands
 $548     $407     $701     $963    $1,505          $355     $325

Source: Offering Prospectus

Conversion Valuation Appraisal Report                                   Page: 44



The Bank's ROAA and ROAE are above the Comparable Group median. The Bank's higher capitalization following the offering is expected to reduce return on equity for the near term. On a pro forma basis, the Bank's core ROAA and core ROAE are projected to be 0.67% and 3.96%, respectively.


                         FIGURE 33 - PROFITABILITY DATA

                                                LTM PROFITABILITY
                                             -----------------------
                                              RETURN ON    RETURN ON
                                             AVG ASSETS   AVG EQUITY
TICKER               SHORT NAME                  (%)          (%)
------   ---------------------------------   ----------   ----------
              COMPARABLE THRIFT DATA

BRBI     Blue River Bancshares, Inc.            0.15         1.95
FFDF     FFD Financial Corporation              0.89         7.55
FBEI     First Bancorp of Indiana, Inc.         0.59         5.60
FBTC     First BancTrust Corporation            0.58         4.97
FFBI     First Federal Bancshares, Inc.         0.38         5.35
FFHS     First Franklin Corporation             0.39         4.35
FNFI     First Niles Financial, Inc.            1.05         6.42
HCFC     Home City Financial Corporation        0.55         6.41
MCBF     Monarch Community Bancorp, Inc.        0.52         3.60
PFED     Park Bancorp, Inc.                     0.58         4.94
WAYN     Wayne Savings Bancshares, Inc.         0.03         0.27
         Average                                0.52         4.67
         Median                                 0.55         4.97
         Maximum                                1.05         7.55
         Minimum                                0.03         0.27
         Liberty Bancorp, Inc.                  0.64         7.07
         VARIANCE TO THE COMPARABLE MEDIAN      0.09         2.10

Sources: SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                   Page: 45


                        FIGURE 34 - INCOME STATEMENT DATA

                                                                            LTM INCOME STATEMENT
                                           --------------------------------------------------------------------------------------
                                           YIELD ON              NET       NET    NONINTEREST  NONINTEREST
                                           AVE EARN  COST OF  INTEREST  INTEREST    INCOME/      EXPENSE/   EFFICIENCY  OVERHEAD
                                            ASSETS    FUNDS    SPREAD    MARGIN    AVG ASSETS   AVG ASSETS     RATIO      RATIO
TICKER              SHORT NAME                (%)      (%)       (%)       (%)        (%)          (%)          (%)        (%)
------  ---------------------------------  --------  -------  --------  --------  -----------  -----------  ----------  ---------
        COMPARABLE THRIFT DATA

BRBI    Blue River Bancshares, Inc.          5.70        NA       NA      3.38        0.59         3.37        88.51      86.43
FFDF    FFD Financial Corporation            5.74        NA       NA      3.60        0.40         2.74        70.16      66.76
FBEI    First Bancorp of Indiana, Inc.       5.33        NA       NA      2.83        0.57         2.48        77.42      72.46
FBTC    First BancTrust Corporation          5.73        NA       NA      3.52        1.34         3.78        81.01      73.30
FFBI    First Federal Bancshares, Inc.       4.83        NA       NA      2.45        0.30         2.17        80.01      77.47
FFHS    First Franklin Corporation           5.33        NA       NA      2.40        0.40         2.25        84.08      81.31
FNFI    First Niles Financial, Inc.          5.00      2.63     2.36      2.77        0.04         1.81        65.77      65.26
HCFC    Home City Financial Corporation      6.16        NA       NA      3.27        0.19         2.25        67.76      65.77
MCBF    Monarch Community Bancorp, Inc.      6.22        NA       NA      3.52        1.09         3.67        87.04      82.50
PFED    Park Bancorp, Inc.                   5.48        NA       NA      3.13        0.24         2.36        75.00      72.95
WAYN    Wayne Savings Bancshares, Inc.       5.16        NA       NA      3.06        0.42         2.83        85.02      82.82
        Average                              5.52      2.63     2.36      3.08        0.51         2.70        78.34      75.18
        Median                               5.48      2.63     2.36      3.13        0.40         2.48        80.01      73.30
        Maximum                              6.22      2.63     2.36      3.60        1.34         3.78        88.51      86.43
        Minimum                              4.83      2.63     2.36      2.40        0.04         1.81        65.77      65.26
        Liberty Bancorp, Inc.                6.11      2.68     3.43      3.55        0.53         2.70        69.25      64.39
        VARIANCE TO THE COMPARABLE MEDIAN    0.63      0.05     1.07      0.42        0.13         0.22       (10.77)     (8.91)

Sources: SNL and Offering Circular Data, FinPro Computations

Note: The data for cost of funds and spread are not meaningful due to the lack of Comparable Data.

The Bank has a 42 basis point advantage in net margin. Additionally, the Bank has a 13 basis point advantage in noninterest income. These differences are partially offset by a 22 basis point disadvantage in noninterest expense.

The Bank's efficiency ratio of 69.25% is below the Comparable median of 80.01%.

On a forward looking basis, after the conversion the Bank's operating expenses are expected to rise as a result of the stock benefit plans and additional costs of being a public company. At the same time, the Bank will have additional capital to deploy and leverage.

Conversion Valuation Appraisal Report                                   Page: 46


Positive                    Neutral            Negative
--------                    -------   --------------------------
Higher Core ROAA                      Lower Pro Forma ROAE
Higher Core ROAE                      Higher Noninterest Expense
Higher Net Margin
Higher Noninterest Income

The Bank is more profitable than the Comparables on a ROAA and ROAE basis. After the conversion, the Bank is expected to have a lower ROAE. The Bank's earnings composition is better than the Comparable Group as the Bank has a higher net margin and higher level of noninterest income, but a higher level of noninterest expense. Taken collectively, a moderate upward adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                                   Page: 47


MARKET AREA

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations.

The following figure compares the demographic and competitive data for the counties serviced by the Bank, to the county data of the Comparable Group members.

                          FIGURE 35 - MARKET AREA DATA

                                                BANK'S
                                              DEPOSITS
                                               IN  THE    BANK'S      TOTAL
                                               COUNTY    DEPOSIT    POPULATION  POPULATION
                                              06/30/05    MARKET      2005      PER BRANCH
INSTITUTION NAME                    COUNTY    (ACTUAL)  SHARE (%)    (ACTUAL)    (ACTUAL)
----------------                 -----------  --------  ---------  -----------  ----------
Blue River Bancshares, Inc.      Shelby        101,148    21.31         43,420     3,101
Blue River Bancshares, Inc.      Fayette        68,924     1.49        275,843     2,578
Deposit Weighted Market Data                                             13.28     2,889

FFD Financial Corporation        Tuscarawas    112,664    10.02         92,048     2,422
Deposit Weighted Market Data                                             10.02     2,422

First Bancorp of Indiana, Inc.   Vanderburgh   191,278     5.62        172,943     3,034
First Bancorp of Indiana, Inc.   Warrick         5,471     1.13         55,643     3,975
Deposit Weighted Market Data                                              5.50     3,060

First BancTrust Corporation      Edgar          92,797    23.23         19,402     1,617
First BancTrust Corporation      Clark          56,712    19.58         16,651     1,514
First BancTrust Corporation      Champaign      42,003     1.31        190,148
Deposit Weighted Market Data                                             17.34     1,232

First Federal Bancshares, Inc.   McDonough     129,749    26.93         33,681     1,981
First Federal Bancshares, Inc.   Adams          83,719     5.71         67,488     1,730
First Federal Bancshares, Inc.   Marion         39,380     8.92         28,602     1,362
First Federal Bancshares, Inc.   Clark          16,563    13.52          7,406     1,234
First Federal Bancshares, Inc.   Lewis          15,359     8.98         10,477     1,310
Deposit Weighted Market Data                                             16.45     1,742

First Franklin Corporation       Hamilton      218,924     0.92        820,240     2,524
Deposit Weighted Market Data                                              0.92     2,524

First Niles Financial, Inc.      Trumbull       60,388     2.14        219,857     3,141
Deposit Weighted Market Data                                              2.14     3,141

Home City Financial Corporation  Clark         102,796     7.08        142,749     3,757
Deposit Weighted Market Data                                              7.08     3,757

Monarch Community Bancorp, Inc.  Branch        100,403    17.04         47,646     1,985
Monarch Community Bancorp, Inc.  Clhoun         64,785     6.58        140,105     3,417
Monarch Community Bancorp, Inc.  Hillsdale       8,161     2.29         48,556     3,468
Deposit Weighted Market Data                                             12.44     2,590

Park Bancorp, Inc.               Cook           92,666     0.06      5,422,805     3,568
Park Bancorp, Inc.               DuPage         69,415     0.29        948,221     2,515
Deposit Weighted Market Data                                              0.16     3,117

Wayne Savings Bancshares, Inc.   Wayne         204,120    14.05        114,581     2,546
Wayne Savings Bancshares, Inc.   Ashland        41,229     7.08         52,901     2,519
Wayne Savings Bancshares, Inc.   Stark          36,770     0.78        379,220     3,298
Wayne Savings Bancshares, Inc.   Holmes         25,186     5.01         39,392     1,876
Wayne Savings Bancshares, Inc.   Medina         20,997     0.94        166,609     2,777
Deposit Weighted Market Data                              10.16                    2,590

COMPARABLE MEDIAN                                         10.02                    2,590

Liberty Bancorp, Inc.            Clay          120,392     4.69        195,417     2,752
Liberty Bancorp, Inc.            Clinton        28,193    13.16         20,436     2,044
Liberty Bancorp, Inc.            Platte         27,448     3.68         81,604     2,092
Liberty Bancorp, Inc.            Jackson         2,549     0.02        687,717     3,582
DEPOSIT WEIGHTED MARKET DATA                                              5.81     2,551

STATE OF MISSOURI                                                    5,852,142     2,631

NATIONAL AVERAGE                                                   298,727,898     1,628


                                                PROJ.    MEDIAN                PROJ    UNEMP.
                                 POPULATION  POPULATION    HH    HH INCOME  HH INCOME   RATE
                                   CHANGE      CHANGE    INCOME    CHANGE     CHANGE    DEC.
                                  2000-2005   2005-2010   2005   2000-2005  2005-2010   2005
INSTITUTION NAME                     (%)         (%)       ($)      (%)         (%)      (%)
----------------                 ----------  ----------  ------  ---------  ---------  ------
Blue River Bancshares, Inc.        (0.06)      (0.72)    48,828    11.90      10.92     5.00
Blue River Bancshares, Inc.         5.88        5.79     49,713    24.82      24.86     4.60
Deposit Weighted Market Data        2.35        1.92     49,187    17.14      16.57     4.84

FFD Financial Corporation           1.25        0.66     40,775    14.95      15.31     5.30
Deposit Weighted Market Data        1.25        0.66     40,775    14.95      15.31     5.30

First Bancorp of Indiana, Inc.      0.59        0.95     41,299    12.19      11.67     4.90
First Bancorp of Indiana, Inc.      6.22        5.46     54,076    10.87      12.72     4.40
Deposit Weighted Market Data        0.75        1.08     41,654    12.15      11.70     4.89

First BancTrust Corporation        (1.53)      (0.96)    38,110     8.39       9.49     4.90
First BancTrust Corporation        (2.10)      (3.48)    39,269     9.53       9.85     5.10
First BancTrust Corporation         5.83        5.98     42,788    12.78      13.01     3.50
Deposit Weighted Market Data       (0.08)      (0.18)    39,479     9.69      10.37     4.65

First Federal Bancshares, Inc.      2.33        0.81     36,035    11.82       9.70     4.40
First Federal Bancshares, Inc.     (1.16)      (1.86)    38,723    11.27      10.74     3.60
First Federal Bancshares, Inc.      1.11        1.67     38,258    20.03      19.13     5.10
First Federal Bancshares, Inc.     (0.13)       0.12     35,194    19.31      17.81     5.20
First Federal Bancshares, Inc.     (0.16)      (0.92)    35,523    15.96      15.56     4.70
Deposit Weighted Market Data        0.86        0.01     37,056    13.45      12.10     4.32

First Franklin Corporation         (2.96)      (2.68)    50,568    23.29      23.60     5.10
Deposit Weighted Market Data       (2.96)      (2.68)    50,568    23.29      23.60     5.10

First Niles Financial, Inc.        (2.34)      (2.14)    45,433    18.46      16.93     6.50
Deposit Weighted Market Data       (2.34)      (2.14)    45,433    18.46      16.93     6.50

Home City Financial Corporation    (1.38)      (0.76)    47,792    18.50      16.69     6.30
Deposit Weighted Market Data       (1.38)      (0.76)    47,792    18.50      16.69     6.30

Monarch Community Bancorp, Inc.     4.06        3.26     42,539     9.70       8.43     6.40
Monarch Community Bancorp, Inc.     1.54        1.66     43,041    10.36      10.06     5.90
Monarch Community Bancorp, Inc.     4.36        4.80     43,771     8.53       8.76     7.00
Deposit Weighted Market Data        3.13        2.73     42,785     9.89       9.05     6.24

Park Bancorp, Inc.                  0.86        0.88     52,562    14.40      16.40     5.70
Park Bancorp, Inc.                  4.87        4.71     77,113    14.14      14.81     4.10
Deposit Weighted Market Data        2.58        2.52     63,077    14.29      15.72     5.01

Wayne Savings Bancshares, Inc.      2.70        2.29     48,640    17.24      14.71     4.70
Wayne Savings Bancshares, Inc.      0.72       (0.57)    45,453    16.00      14.82     5.70
Wayne Savings Bancshares, Inc.      0.30        1.03     47,067    18.18      17.31     0.90
Wayne Savings Bancshares, Inc.      1.15        0.51     42,493    14.93      14.76     3.60
Wayne Savings Bancshares, Inc.     10.27        9.15     65,698    18.14      18.29     4.80
Deposit Weighted Market Data        2.55        2.09     48,683    17.07      15.25     4.32

COMPARABLE MEDIAN                   0.86        0.66     45,433    14.95      15.31     5.01

Liberty Bancorp, Inc.               6.20        6.20     57,641    19.09      17.29     4.20
Liberty Bancorp, Inc.               7.68        6.74     49,734    19.50      17.68     5.00
Liberty Bancorp, Inc.              10.60       10.09     66,674    19.46      18.42     4.00
Liberty Bancorp, Inc.               5.01        6.24     47,175    20.05      20.12     5.80
DEPOSIT WEIGHTED MARKET DATA        7.09        6.88     57,632    19.23      17.57     4.32

STATE OF MISSOURI                   4.59        4.95     54,598    20.29      19.42     4.90

NATIONAL AVERAGE                    6.15        6.26     58,384    17.98      17.36     4.90

Sources: SNL Securities

Conversion Valuation Appraisal Report                                   Page: 48


Positive                   Neutral   Negative
--------                   -------   --------
Higher Population Growth             Lower Market Share

Lower Unemployment                   Lower Population Per Branch

Higher Income

Higher Income Growth

The Bank's market area has grown and is projected to continue to grow at a faster rate than the Comparable Group's markets. Unemployment levels are lower in the Bank's markets. Household income levels are higher in the Bank's markets and are projected to grow at a rate faster than the Comparables. However, the attractive markets have drawn a higher level of competition based on the lower population per branch and the Bank's lower market share in the markets. Based upon these factors, a moderate upward adjustment is warranted for market area.

Conversion Valuation Appraisal Report                                   Page: 49


CASH DIVIDENDS

Currently, most conversions are not establishing a dividend policy concurrent with the conversion. Recent issues have been fully or oversubscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Pressures on ROAE and on internal rates of return to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth in the market. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in managing equity. Recent tax code changes have made cash dividends more attractive to investors.

                            FIGURE 36 - DIVIDEND DATA

                                                    DIVIDENDS
                                             -----------------------
                                              CURRENT   LTM DIVIDEND
                                             DIVIDEND      PAYOUT
                                               YIELD       RATIO
TICKER               SHORT NAME                 (%)         (%)
------   ---------------------------------   --------   ------------
               COMPARABLE THRIFT DATA
BRBI     Blue River Bancshares, Inc.             --            --
FFDF     FFD Financial Corporation             2.38         41.82
FBEI     First Bancorp of Indiana, Inc.        2.71         56.60
FBTC     First BancTrust Corporation           1.95         42.86
FFBI     First Federal Bancshares, Inc.        2.53         47.52
FFHS     First Franklin Corporation            2.18         53.23
FNFI     First Niles Financial, Inc.           4.49         81.01
HCFC     Home City Financial Corporation       2.84         43.56
MCBF     Monarch Community Bancorp, Inc.       1.90         47.37
PFED     Park Bancorp, Inc.                    2.15         40.91
WAYN     Wayne Savings Bancshares, Inc.        3.15        800.00
                                               ----        ------
         Average                               2.39        114.08
         Median                                2.38         47.37
         Maximum                               4.49        800.00
         Minimum                                 --            --

         Liberty Bancorp, Inc.                 2.62         72.73

         VARIANCE TO THE COMPARABLE MEDIAN     0.24         25.36

Sources: SNL and Offering Circular Data, FinPro Computations

Ten of the eleven Comparable institutions had declared cash dividends. The median dividend payout ratio for the Comparable Group was 47.37%. Currently, the Bank's dividend yield and payout ratio are above the Comparable medians.

Conversion Valuation Appraisal Report                                   Page: 50


These higher ratios can be partially attributable to the dividend waiver, which allows the Bank to pay dividends only to minority shareholders. In the offering circular, the Bank discloses that dividends will be lower than existing levels after the conversion.


The Bank, on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 15.78%. The Bank will have adequate capital and profits to pay cash dividends.


As such, no adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                                   Page: 51


LIQUIDITY OF THE ISSUE

The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ. Typically, the number of shares outstanding and the market capitalization provide an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                     FIGURE 37 - MARKET CAPITALIZATION DATA

                                                                MARKET DATA
                                             -------------------------------------------------
                                                                                      TANGIBLE
                                             MARKET   STOCK   PRICE   PRICE    BOOK     BOOK
                                              VALUE   PRICE    HIGH    LOW    VALUE     VALUE
TICKER               SHORT NAME                ($)     ($)     ($)     ($)     ($)       ($)
------   ---------------------------------   ------   -----   -----   -----   -----   --------
               COMPARABLE THRIFT DATA
BRBI     Blue River Bancshares, Inc.          20.70    5.90    6.00    4.96    4.76      3.76
FFDF     FFD Financial Corporation            24.10   20.19   20.75   18.02   15.04     15.04
FBEI     First Bancorp of Indiana, Inc.       34.50   22.12   22.70   20.50   18.68     17.46
FBTC     First BancTrust Corporation          29.20   12.30   12.80   11.77   11.08     11.08
FFBI     First Federal Bancshares, Inc.       23.60   19.00   20.48   18.05   19.10     17.75
FFHS     First Franklin Corporation           27.30   16.50   17.44   15.75   14.81     14.81
FNFI     First Niles Financial, Inc.          19.70   14.26   16.98   12.00   11.84     11.84
HCFC     Home City Financial Corporation      13.00   15.51   16.30   14.65   16.04     15.74
MCBF     Monarch Community Bancorp, Inc.      34.30   12.65   12.79   10.99   14.97     10.92
PFED     Park Bancorp, Inc.                   37.40   33.45   33.70   28.36   28.59     28.59
WAYN     Wayne Savings Bancshares, Inc.       50.90   15.25   16.50   14.51   10.64      9.98
                                              -----   -----   -----   -----   -----     -----
         Average                              28.61   17.01   17.86   15.41   15.05     14.27
         Median                               27.30   15.51   16.98   14.65   14.97     14.81
         Maximum                              50.90   33.45   33.70   28.36   28.59     28.59
         Minimum                              13.00    5.90    6.00    4.96    4.76      3.76

         Liberty Bancorp, Inc.                41.20      NA      NA      NA      NA        NA

         VARIANCE TO THE COMPARABLE MEDIAN    13.90      NA      NA      NA      NA        NA

Sources: SNL and Offering Circular Data, FinPro Computations


The market capitalization values of the Comparable Group range from a low of $13.0 million to a high of $50.9 million with a median market capitalization of $27.3 million. The Bank expects to have $41.2 million of market capital at the midpoint on a pro forma basis. It is expected that the Bank will trade on NASDAQ along with all of the Comparables.


No adjustment for this factor appears warranted.

Conversion Valuation Appraisal Report                                   Page: 52


RECENT REGULATORY MATTERS

Regulatory matters influence the market for thrift conversions. The Bank will operate in substantially the same regulatory environment as the Comparable Group.

As such, no adjustment for this factor is warranted.

Conversion Valuation Appraisal Report                                   Page: 53


5.   OTHER FACTORS

MANAGEMENT

The Bank has developed a good management team with considerable banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                                   Page: 54


SUBSCRIPTION INTEREST

Since 2003, second step conversions have not attracted strong subscription interest. Many of the offerings have closed below the maximum of their estimated value range and a few have utilized community and/or syndicated offerings. The aftermarket performance has not been strong.

               FIGURE 38 - SECOND STEP OFFERING PRICE APPRECIATION

                                                                                       PERCENT CHANGE FROM IPO
                                                                            --------------------------------------------
                                                                            AFTER    AFTER    AFTER      AFTER      TO
                                                                   IPO      1 DAY   1 WEEK   1 MONTH   3 MONTHS    DATE
TICKER                         SHORT NAME                         DATE       (%)      (%)      (%)        (%)       (%)
------      ------------------------------------------------   ----------   -----   ------   -------   --------   ------
NEBS        New England Bancshares, Inc.                       12/29/2005    6.60    7.00      7.00        NA       6.30
ABNJ        American Bancorp of New Jersey, Inc.               10/06/2005    1.60   -2.00      0.10     -0.20       4.50
HCBK        Hudson City Bancorp, Inc.                          06/07/2005    9.60   10.70     15.50     25.50      24.90
FFNM        First Federal of Northern Michigan Bancorp, Inc.   04/04/2005   -5.10   -7.00    -16.00     -8.40      -8.00
ROME        Rome Bancorp, Inc.                                 03/31/2005    0.50   -2.00     -5.60      0.10      15.30
                                                                            -----   -----    ------     -----     ------
2005        AVERAGE                                                          2.64    1.34      0.20      4.25       8.60
            MEDIAN                                                           1.60   (2.00)     0.10     (0.05)      6.30
                                                                            -----   -----    ------     -----     ------
RBLG        Roebling Financial Corp, Inc.                      10/01/2004    0.00    0.00     -7.00     -1.10       0.00
DSFN        DSA Financial Corporation                          07/30/2004   -2.00   -5.00     -7.00      3.00      18.00
PRTR        Partners Trust Financial Group, Inc.               07/15/2004   -0.10   -0.50     -1.90      5.00      19.90
SYNF        Synergy Financial Group, Inc.                      01/21/2004    9.00    8.80      7.90     -1.50      29.30
PBNY        Provident New York Bancorp                         01/15/2004   15.00   13.80     15.10      9.50      18.90
                                                                            -----   -----    ------     -----     ------
2004        AVERAGE                                                          4.38    3.42      1.42      2.98      17.22
            MEDIAN                                                             --      --     (1.90)     3.00      18.90
                                                                            -----   -----    ------     -----     ------
BKMU        Bank Mutual Corporation                            10/30/2003   17.80   19.40     15.40     10.00      15.00
JFBI        Jefferson Bancshares, Inc.                         07/02/2003   23.90   25.00     40.00     45.00      33.80
FNFG        First Niagara Financial Group, Inc.                01/21/2003   12.70   13.40     12.60     18.20      35.60
WAYN        Wayne Savings Bancshares, Inc.                     01/09/2003   12.00   12.10     11.50     21.50      52.50
SFFS        Sound Federal Bancorp, Inc.                        01/07/2003   10.00   11.30     15.10     30.40     103.20
                                                                            -----   -----    ------     -----     ------
2003        AVERAGE                                                         15.28   16.24     18.92     25.02      48.02
            MEDIAN                                                          12.70   13.40     15.10     21.50      35.60
                                                                            -----   -----    ------     -----     ------
1/1/2003    AVERAGE                                                          7.43    7.00      6.85     11.21      24.61
2/17/2006   MEDIAN                                                           9.00    8.80      7.90      7.25      18.90
                                                                            -----   -----    ------     -----     ------

Source: SNL Securities

The subscription interest and aftermarket performance warrant a downward adjustment.

Conversion Valuation Appraisal Report                                   Page: 55


VALUATION ADJUSTMENTS

Relative to the Comparables the following adjustments need to be made to the Bank's pro forma market value.

Valuation Factor                              Valuation Adjustment
----------------                              --------------------
Financial Condition                           Modest Upward
Balance Sheet Growth                          Modest Upward
Earnings Quality, Predictability and Growth   Moderate Upward
Market Area                                   Moderate Upward
Dividends                                     No Adjustment
Liquidity of the Issue                        No Adjustment
Recent Regulatory Matters                     No Adjustment

Additionally, the following adjustments should be made to the Bank's market value.

Valuation Factor        Valuation Adjustment
----------------        --------------------
Management              No Adjustment
Subscription Interest   Downward

Conversion Valuation Appraisal Report                                   Page: 56


6.   VALUATION

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, four key pricing multiples were considered. The four multiples include:

     Price to core earnings ("P/E")

     Price to book value ("P/B") / Price to tangible book value ("P/TB")

     Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in Exhibits 10 through13.

DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all Missouri public thrifts, all publicly traded thrifts and the recent (2003 to date) and historical second step conversions were assessed. The multiples for the Comparable Group, all publicly traded thrifts, and Missouri thrifts are shown in Exhibit 8.

     Price to Earnings - According to the Appraisal Guidelines: "When both the converting institution and the comparable companies are recording "normal" earnings, a P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach." In this particular case, the Bank's earnings are "normal". As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach was considered in this appraisal.

     In the pro forma figures for the Bank, FinPro incorporated the impact of SFAS 123, which requires the expensing of stock options. In preparing the fully converted pro forma figures for the Comparable Group, FinPro also incorporated the impact of SFAS 123.

Conversion Valuation Appraisal Report                                   Page: 57


     Price to Book/Price to Tangible Book - According to the Appraisal
     Guidelines: "The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data."

     Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro believes that thrifts often trade on a price to tangible book basis.

     Price to Assets - According to the Appraisal Guidelines: "This approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach)." FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

Conversion Valuation Appraisal Report                                   Page: 58


EVALUATION OF THE EXCHANGE RATIO

In a second step, the appraisal must equally weigh the fairness of the value to both the existing minority shareholders, as well as new equity investors. These interests are at odds as the existing shareholders desire a higher value and thus a higher exchange ratio, while the new equity investors desire a lower value. This valuation gave equal weight to both the existing minority shareholders and the new investors.

FinPro's estimated value range was designed to provide standard conversion pricing at the low end of the estimated value range, while accounting for the exchange of the minority shareholders at the high end of the range.


The Bank's stock closed at $30.25 per share on February 17, 2006. This would equal an exchange ratio of 3.025, which is approximately the exchange ratio at the midpoint of the estimated value range. If the offering were to close with an exchange ratio below 3.025, existing shareholders could see their value diluted. However, the second step would benefit the minority shareholders in the form of increased liquidity, the addition of an exit strategy and book value accretion.


With this estimated value range, FinPro will let the market decide whether the Bank should be priced closer to standard conversions at the low end of the estimated value range or closer to the exchange value at the high end of the range.

Conversion Valuation Appraisal Report                                   Page: 59


OFFERING VALUE IN RELATION TO COMPARABLES


Based upon the premiums and discounts defined in the section above, the Bank's aggregate pro forma market value at the midpoint is estimated to be $41,200,000. Based upon a range below and above the midpoint value, the relative values are $35,020,000 at the minimum and $47,380,000 at the maximum, respectively. At the super maximum of the estimated value range, the offering value would be $54,487,000.


At the various levels of the estimated value range, the full offering would result in the following offering data:

                     FIGURE 39 - VALUE RANGE - FULL OFFERING

                             Total Shares     Price        Total
Conclusion                      Shares      Per Share      Value
----------                   ------------   ---------   -----------
Appraised Value - Midpoint     4,120,000       $10      $41,200,000
Range:
   - Minimum                   3,502,000       $10       35,020,000
   - Maximum                   4,738,000        10       47,380,000
   - Super Maximum             5,448,700        10       54,487,000

Source: FinPro Inc. Pro Forma Model

This equates to the following multiples:

                    FIGURE 40 - VALUE RANGE PRICING MULTIPLES

                                          Bank        Comparables          State            National
                                    -------------   ---------------   ---------------   ---------------
                                                     Mean    Median    Mean    Median    Mean    Median
                                                    ------   ------   ------   ------   ------   ------
                                    Min     20.83
Price-Core Earnings Ratio P/E       Mid     24.39    31.39    27.20    16.25    16.25    21.49    16.00
                                    Max     26.32
                                    Smax    29.41
                                    Min     87.72%
Price-to-Book Ratio P/B             Mid     95.24%  114.60%  117.00%  196.50%  206.50%  146.15%  131.70%
                                    Max    101.73%
                                    Smax   107.99%
                                    Min     87.72%
Price-to-Tangible Book Ratio P/TB   Mid     95.24%  122.90%  117.00%  199.23%  210.80%  169.48%  152.55%
                                    Max    101.73%
                                    Smax   107.99%
                                    Min     12.94%
Price-to-Assets Ratio P/A           Mid     15.03%   12.12%   12.19%   16.19%   17.31%   14.13%   13.10%
                                    Max     17.08%
                                    Smax    19.37%

Source: FinPro Inc. Pro Forma Model

Conversion Valuation Appraisal Report                                   Page: 60


    FIGURE 41 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                                              Price Relative to
                                         ----------------------------------------------------------
                                         Earnings   Core Earnings    Book    Tangible Book   Assets
                                         --------   -------------   ------   -------------   ------
The Bank (at midpoint) Full Conversion    22.73         24.39        95.24%      95.24%      15.03%
Comparable Group Median                   21.45         27.20       117.00%     117.00%      12.19%
(Discount) Premium                         5.97%       -10.33%      -18.60%     -18.60%      23.30%

Source: FinPro Calculations


Figure 41 illustrates that at the midpoint of the estimated valuation range the Bank is priced at a 10.33% discount to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 18.60% discount.


 FIGURE 42 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER MAXIMUM

                                                                  Price Relative to
                                             ----------------------------------------------------------
                                             Earnings   Core Earnings    Book    Tangible Book   Assets
                                             --------   -------------   ------   -------------   ------
The Bank (at the supermax) Full Conversion    27.78         29.41       107.99%     107.99%      19.37%
Comparable Group Median                       21.45         27.20       117.00%     117.00%      12.19%
(Discount) Premium                            29.51%         8.13%       -7.70%      -7.70%      58.90%

Source: FinPro Calculations


Figure 42 illustrates that at the super maximum of the estimated valuation range the Bank is priced at a 8.13% premium to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 7.70% discount.

Conversion Valuation Appraisal Report                                   Page: 61

COMPARISON TO RECENT SECOND STEP CONVERSION

As a secondary check FinPro reviewed the pro forma pricing multiples of the Bank relative to the other recent second step conversion pro forma pricing multiples. First Federal of Northern Michigan was the last second step conversion completed in the Midwest Region.

    FIGURE 43 - COMPARISON TO RECENT SECOND STEP CONVERSION PRICING MULTIPLES

                                                                                                     PRICE TO PRO FORMA
                                                                                                  ------------------------
                                                                                                                     TANG.
                                                                              IPO        NET                BOOK     BOOK
                                                                   IPO       PRICE     PROCEEDS     EPS     VALUE    VALUE
  TICKER                       SHORT NAME                         DATE        ($)       ($000)      (X)      (%)      (%)
---------   ------------------------------------------------   ----------   -------   ---------   ------   ------   ------
NEBS        New England Bancshares, Inc.                       12/29/2005   10.0000      26,460    31.30    96.30   106.50
ABNJ        American Bancorp of New Jersey, Inc.               10/06/2005   10.0000      85,965    55.60   113.30   113.30
HCBK        Hudson City Bancorp, Inc.                          06/07/2005   10.0000   3,337,377    19.60   122.10   122.10
FFNM        First Federal of Northern Michigan Bancorp, Inc.   04/04/2005   10.0000      14,747   133.30    89.80    94.30
ROME        Rome Bancorp, Inc.                                 03/31/2005   10.0000      52,660    37.00   106.30   106.30
                                                               ----------   -------   ---------   ------   ------   ------
2005        AVERAGE                                                                                55.36   105.56   108.50
            MEDIAN                                                                                 37.00   106.30   106.50
                                                               ----------   -------   ---------   ------   ------   ------
RBLG        Roebling Financial Corp, Inc.                      10/01/2004   10.0000       7,520    31.30   111.50   111.50
DSFN        DSA Financial Corporation                          07/30/2004   10.0000       6,948    20.20   102.80   102.80
PRTR        Partners Trust Financial Group, Inc.               07/15/2004   10.0000     127,468    16.30    91.90   198.00
SYNF        Synergy Financial Group, Inc.                      01/21/2004   10.0000      60,816    39.40   123.90   125.00
PBNY        Provident New York Bancorp                         01/15/2004   10.0000     174,388    27.80   119.30   151.10
                                                               ----------   -------   ---------   ------   ------   ------
2004        AVERAGE                                                                                27.00   109.88   137.68
            MEDIAN                                                                                 27.80   111.50   125.00
                                                               ----------   -------   ---------   ------   ------   ------
BKMU        Bank Mutual Corporation                            10/30/2003   10.0000     388,160    26.30   110.60   120.50
JFBI        Jefferson Bancshares, Inc.                         07/02/2003   10.0000      55,029    16.70    91.70    91.70
FNFG        First Niagara Financial Group, Inc.                01/21/2003   10.0000     366,973    17.10   102.70   124.40
WAYN        Wayne Savings Bancshares, Inc.                     01/09/2003   10.0000      16,469    16.90    90.30    90.30
SFFS        Sound Federal Bancorp, Inc.                        01/07/2003   10.0000      66,652    12.50   101.00   113.10
                                                               ----------   -------   ---------   ------   ------   ------
2003        AVERAGE                                                                                17.90    99.26   108.00
            MEDIAN                                                                                 16.90   101.00   113.10
                                                                                                  ------   ------   ------

                                                                                                  ------   ------   ------
1/1/2003    AVERAGE                                                                                33.42   104.90   118.06
2/17/2006   MEDIAN                                                                                 26.30   102.80   113.10
                                                                                                  ------   ------   ------

            LIBERTY AT MINIMUM                                                                     19.61    87.72    87.72
            LIBERTY AT MIDPOINT                                                                    22.73    95.24    95.24
            LIBERTY AT MAXIMUM                                                                     25.00   101.73   101.73
            LIBERTY AT SUPERMAX                                                                    27.78   107.99   107.99
                                                                                                  ------   ------   ------

Conversion Valuation Appraisal Report                                   Page: 62

                              VALUATION CONCLUSION

One of the best indicators of an institution's value is the market, specifically the stock price. Trading as an MHC under the symbol LBMT, the stock has been between $29.25 and $31.50 during the period January 1, 2006 and to February 17, 2006. The Bank's current trading price is $30.25 per share. As the price is in the range, it is indicative that the range is appropriate.


It is, therefore, our opinion that as of February 17, 2006, the estimated aggregate pro forma market value of the Bank was $41,200,000 at the midpoint of a range with a minimum of $35,020,000 to a maximum of $47,380,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value is $54,487,000. The stock will be issued at $10.00 per share. At the midpoint of the EVR, 1,689,807 shares will be exchanged based on an exchange ratio of 3.0290 and 2,430,193 conversion shares will be issued.


                                             Appraised Value
                        --------------------------------------------------------
Conclusion                Minimum       Midpoint      Maximum     SuperMaximum *
----------              -----------   -----------   -----------   --------------
Total Shares              3,502,000     4,120,000     4,738,000       5,448,700
Price per Share         $        10   $        10   $        10    $         10
Full Conversion Value   $35,020,000   $41,200,000   $47,380,000    $ 54,487,000
Exchange Shares           1,436,308     1,689,807     1,943,250       2,234,740
Exchange Percent              41.01%        41.01%        41.01%          41.01%
Conversion Shares         2,065,692     2,430,193     2,794,750       3,213,960
Conversion Percent            58.99%        58.99%        58.99%          58.99%
Gross Proceeds          $20,656,920   $24,301,930   $27,947,500    $ 32,139,600
Exchange Value          $14,363,080   $16,898,070   $19,432,500    $ 22,347,400
Exchange Ratio               2.5746        3.0290        3.4833          4.0058

Pro forma comparisons of the Bank's value range with the Comparable Group, all public thrifts, Missouri public thrifts and second step conversions are shown in
Exhibit 10.

The document represents an initial valuation for the Bank. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revised the appraised value of the Bank. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Bank's operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Bank. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Bank.